                                                                  EXECUTION COPY

================================================================================


                                CREDIT AGREEMENT

                                  by and among

                                 LUIGINO'S, INC.

                                   as Borrower

                       LASALLE BANK NATIONAL ASSOCIATION,

                                    as Agent

                         U.S. BANK NATIONAL ASSOCIATION,

                              as Syndication Agent

                                       and

                                  VARIOUS BANKS

                                 as named herein

                                    as Banks


================================================================================


                            Dated September 27, 2002

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..............................................................................   1

   Section 1.1.   DEFINITIONS......................................................................   1

ARTICLE II CREDIT FACILITIES.......................................................................  20

   Section 2.1.  Commitments as to Revolving Facility and Swingline Facility.......................  20
   Section 2.2.  Commitments as to Term Facility...................................................  21
   Section 2.3.  Procedures for Borrowing Under the Revolving Facility and the
                   Swingline Facility..............................................................  21
   Section 2.4.  Converting Floating Rate Fundings to Eurodollar Fundings;
                   Procedures......................................................................  23
   Section 2.5.  Procedures At End of an Interest Period...........................................  23
   Section 2.6.  Setting and Notice of Rates.......................................................  24
   Section 2.7.  Commitment to Issue Letters of Credit.............................................  24
   Section 2.8.  Interest On Notes.................................................................  28
   Section 2.9.  Obligation to Repay Advances; Representations.....................................  29
   Section 2.10. Notes; Amortization...............................................................  30
   Section 2.11. Interest Due Dates................................................................  31
   Section 2.12. Computation of Interest and Fees..................................................  31
   Section 2.13. Fees..............................................................................  31
   Section 2.14. Use of Proceeds...................................................................  32
   Section 2.15. Voluntary Reduction or Termination of the Commitments;
                   Prepayments.....................................................................  32
   Section 2.16. Payments..........................................................................  34
   Section 2.17. Taxes.............................................................................  35
   Section 2.18. Increased Costs; Capital Adequacy; Funding Exceptions.............................  36
   Section 2.19. Funding Losses....................................................................  40
   Section 2.20. Right of Banks to Fund Through Other Offices......................................  40
   Section 2.21. Discretion of Banks as to Manner of Funding.......................................  40
   Section 2.22. Conclusiveness of Statements; Survival of Provisions..............................  41

ARTICLE III CONDITIONS OF LENDING..................................................................  41

   Section 3.1.  Conditions Precedent to the Initial Advance.......................................  41
   Section 3.2.  Conditions Precedent to All Advances..............................................  43

ARTICLE IV REPRESENTATIONS AND WARRANTIES..........................................................  43

   Section 4.1.  Legal Existence and Power; Name; Chief Executive Office...........................  43
   Section 4.2.  Authorization for Borrowings and Letters of Credit; No Conflict
                   as to Law or Agreements.........................................................  44
   Section 4.3.  Legal Agreements..................................................................  44
   Section 4.4.  Subsidiaries......................................................................  44
   Section 4.5.  Financial Condition; No Adverse Change............................................  44
   Section 4.6.  Litigation........................................................................  44

   Section 4.7.  Regulation U...................................................................   45
   Section 4.8.  Taxes..........................................................................   45
   Section 4.9.  Titles and Liens...............................................................   45
   Section 4.10. Plans..........................................................................   45
   Section 4.11. Default........................................................................   46
   Section 4.12. Environmental Compliance.......................................................   46
   Section 4.13. Submissions to Banks...........................................................   46
   Section 4.14. Financial Solvency.............................................................   46
   Section 4.15. Information Regarding Real Estate..............................................   47
   Section 4.16. Intellectual Property Rights...................................................   47

ARTICLE V AFFIRMATIVE COVENANTS OF THE BORROWER.................................................   48

   Section 5.1.  Reporting Requirements.........................................................   48
   Section 5.2.  Books and Records; Inspection and Examination..................................   51
   Section 5.3.  Compliance With Laws...........................................................   52
   Section 5.4.  Payment of Taxes and Other Claims..............................................   52
   Section 5.5.  Maintenance of Properties......................................................   52
   Section 5.6.  Insurance......................................................................   52
   Section 5.7.  Preservation of Legal Existence................................................   52
   Section 5.8.  Creation of New Credit Parties and Subsidiaries................................   53
   Section 5.9.  Minimum Debt Service Coverage Ratio............................................   53
   Section 5.10. Maximum Senior Leverage Ratio..................................................   53
   Section 5.11. Maximum Total Leverage Ratio...................................................   53
   Section 5.12. Minimum Tangible Net Worth.....................................................   54
   Section 5.13. Establishment and Maintenance of Lockbox and Cash
                   Management Arrangements......................................................   54
   Section 5.14. Landlord Waivers...............................................................   54

ARTICLE VI NEGATIVE COVENANTS...................................................................   54

   Section 6.1.  Liens..........................................................................   55
   Section 6.2.  Indebtedness...................................................................   56
   Section 6.3.  Guaranties.....................................................................   57
   Section 6.4.  Investments....................................................................   57
   Section 6.5.  Restricted Payments............................................................   58
   Section 6.6.  Restrictions On Sale and Issuance of Subsidiary Stock..........................   58
   Section 6.7.  Transactions With Affiliates...................................................   58
   Section 6.8.  Sale or Transfer of Assets; Suspension of Business Operations..................   58
   Section 6.9.  Consolidation and Merger; Asset Acquisitions...................................   59
   Section 6.10. Sale and Leaseback.............................................................   59
   Section 6.11. Restrictions On Nature of Business.............................................   59
   Section 6.12. Accounting.....................................................................   59
   Section 6.13. Capital Expenditures...........................................................   59
   Section 6.14. Hazardous Substances...........................................................   59
   Section 6.15. Subordinated Debt..............................................................   60
   Section 6.16. Amendment of Indenture and Consulting Agreement................................   60

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
ARTICLE VII EVENTS OF DEFAULT; RIGHTS AND REMEDIES ...........................................................    60

   Section 7.1.   Events of Default ..........................................................................    60
   Section 7.2.   Rights and Remedies ........................................................................    63

ARTICLE VIII AGREEMENT AMONG BANKS AND AGENT .................................................................    64

   Section 8.1.   Authorization; Powers; Agent for Collateral Purposes .......................................    64
   Section 8.2.   Application of Proceeds ....................................................................    64
   Section 8.3.   Exculpation ................................................................................    65
   Section 8.4.   Use of the Term "Agent" ....................................................................    65
   Section 8.5.   Reimbursement for Costs and Expenses .......................................................    66
   Section 8.6.   Payments Received Directly by Banks ........................................................    66
   Section 8.7.   Indemnification ............................................................................    66
   Section 8.8.   Agent and Affiliates .......................................................................    67
   Section 8.9.   Credit Investigation .......................................................................    67
   Section 8.10.  Defaults ...................................................................................    67
   Section 8.11.  Obligations Several ........................................................................    67
   Section 8.12.  Sale or Assignment; Addition of Banks ......................................................    68
   Section 8.13.  Participation ..............................................................................    69
   Section 8.14.  Withholding Tax Exemption ..................................................................    69
   Section 8.15.  Borrower not a Beneficiary or Party ........................................................    70

ARTICLE IX MISCELLANEOUS .....................................................................................    70

   Section 9.1.   No Waiver; Cumulative Remedies .............................................................    70
   Section 9.2.   Amendments, Requested Waivers, Etc .........................................................    70
   Section 9.3.   Addresses for Notices, Etc .................................................................    70
   Section 9.4.   Costs and Expenses .........................................................................    71
   Section 9.5.   Indemnity ..................................................................................    71
   Section 9.6.   Execution in Counterparts ..................................................................    72
   Section 9.7.   Governing Law; Jurisdiction; Waiver of Jury Trial ..........................................    72
   Section 9.8.   Integration; Inconsistency .................................................................    73
   Section 9.9.   Agreement Effectiveness ....................................................................    73
   Section 9.10.  Advice From Independent Counsel ............................................................    73
   Section 9.11.  Judicial Interpretation ....................................................................    73
   Section 9.12.  Binding Effect; No Assignment by Borrower ..................................................    73
   Section 9.13.  Severability of Provisions .................................................................    73
   Section 9.14.  Headings ...................................................................................    74
   Section 9.15   Counterparts ...............................................................................    74

                             Exhibits and Schedules

EXHIBIT A           Borrowing Base Certificate

EXHIBIT B           Revolving Note

EXHIBIT C           Swingline Note

EXHIBIT D           Term Note

EXHIBIT E           Notice of Borrowing under Revolving Facility

EXHIBIT F           Notice of Borrowing under Swingline Facility

EXHIBIT G           Notice of Conversion

EXHIBIT H           Notice of Rollover

EXHIBIT I           Certificate of Officer as to Annual Financial Statements

EXHIBIT J           Certificate of Officer as to Quarterly Financial Statements

EXHIBIT K           Assignment Certificate

Schedule 4.1        Doing Business Names; Business Locations

Schedule 4.4        Subsidiaries

Schedule 4.6        Litigation

Schedule 4.10       ERISA Plans

Schedule 4.12       Environmental Matters

Schedule 4.15       Information Regarding Real Estate

Schedule 4.16       Intellectual Property

Schedule 6.1        Outstanding Liens

Schedule 6.2        Outstanding Indebtedness

Schedule 6.3        Outstanding Guaranties

                                CREDIT AGREEMENT

               This Credit Agreement ("Credit Agreement") is dated as of September 27, 2002, by and among LUIGINO'S, INC., a Minnesota corporation (the "Borrower"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LaSalle Bank"), in its capacity as administrative agent for the Banks (defined below)(in such capacity, the "Agent") and each bank named on the execution pages hereof and such other banks as may from time to time become a party to this Agreement pursuant to the terms and conditions of Article VIII hereof (each a "Bank" and collectively the "Banks").

                             BACKGROUND INFORMATION

               The Borrower has requested that the Banks extend certain revolving and term credit facilities to the Borrower.

               The Banks are willing to extend the requested credit facilities to the Borrower pursuant to the terms and subject to the conditions set forth in this Agreement.

               ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Banks hereby agree as follows:

                                    ARTICLE I

                                   Definitions

               Section 1.1 . Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in the preamble have the meanings therein assigned to them;

               (b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

               (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

               "Accounts" means the aggregate unpaid obligations of customers and other account debtors of the Borrower arising out of the sale of goods or the rendition of services by the Borrower on an open account or deferred payment basis.

               "Adjustment Date" has the meaning specified in Section 8.12.

               "Advance" means a loan of funds by a Bank to the Borrower under a Facility.

               "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the subject Person, including (without limitation) any Subsidiary of the subject Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall in no event include the Agent or any Bank.

               "Agency Fee" has the meaning specified in Section 2.13(d).

               "Agent" has the meaning specified in the preamble.

               "Agreement" means this Credit Agreement and all exhibits, amendments and supplements hereto and modifications hereof.

               "Applicant" has the meaning specified in Section 8.12.

               "Assignment Certificate" has the meaning specified in Section
8.12.

               "Bank" or "Banks" has the meaning specified in the preamble.

               "Base Rate" means, at any time, the higher of (a) the Federal Funds Rate plus one half of one percent (0.50%), and (b) the Prime Rate.

               "Borrower" has the meaning specified in the preamble.

               "Borrowing" means a borrowing by the Borrower under a Facility, consisting of the aggregate of all Advances made by the Banks to the Borrower pursuant to a request under Section 2.3.

               "Borrowing Base" means, at any time, the lesser of:

               (a) the Revolving Commitment Amount, or

               (b) the sum of:

                   (i)  80% of all Eligible Accounts less the Dilution Reserve;
                         and

                   (ii) 50% of all Eligible Inventory;

in any case, computed in accordance with the most recent Borrowing Base Certificate submitted to, and accepted by, the Agent.

               "Borrowing Base Certificate" means a certificate in substantially the form attached hereto as Exhibit A, duly completed and certified by the Borrower, pursuant to which the Borrower sets forth its Accounts, Eligible Accounts, Inventory and Eligible Inventory and the applicable Borrowing Base as of a particular date.

               "Business Day" means any day other than a Saturday or Sunday on which national banks are required to be open for business in Minneapolis, Minnesota and Chicago, Illinois and, in addition, if such day relates to a Eurodollar Funding or fixing of a Eurodollar Rate, a day on which dealings in U.S. dollar deposits are carried on in the London interbank eurodollar market.

               "Capital Adequacy Rule" has the meaning specified in Section 2.18(b)(ii).

               "Capital Adequacy Rule Change" has the meaning specified in
Section 2.18(b)(iii).

               "Capital Expenditures" means the cost of any real property, plant and equipment, and any other fixed asset or improvement, or replacement, substitution or addition thereto which is required by GAAP to be included in or reflected as property, plant and equipment or similar fixed assets on the balance sheet of a Person, having useful life of more than one (1) year, or any other payment which is otherwise required to be capitalized, including as a cost the aggregate amount of expenses, charges, goods exchanged or services rendered or payments due or arising in connection with the direct or indirect acquisition of such assets or improvements, replacements, substitutions or additions by way of increased product or service charges or offset items or barter exchange or in connection with Capital Leases, and the entire principal amount of any Debt assumed or incurred in connection therewith, in each case without duplication; provided, however, that Capital Expenditures shall not include expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

               "Capital Expenditures Threshold" means $12,000,000.

               "Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property of such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

               "Capital Lease Payments" of any Person means, with respect to the applicable Covenant Computation Period, the total expenditures by such Person in respect of Capital Leases during such period, as determined in accordance with GAAP.

               "Cash Interest Expense" of any Person means, with respect to the applicable Covenant Computation Period, the total gross interest expense on all Debt of such Person during such period and shall in any event include, without limitation and without duplication, (a) accrued interest (whether or not paid) on all Debt, (b) that portion of any Capital Lease Payment which would constitute imputed interest as determined in accordance with GAAP, and (c) all fees and charges with respect to letters of credit issued for the account of such Person.

               "Change of Control" means any event, circumstance or occurrence that results in (a) Jeno F. Paulucci, or his spouse, his lineal descendants (including adopted persons), the trustee or trustees of any trust of which one or more of the foregoing are the only beneficiaries, any partnership of which one or more of the foregoing are the only partners or the estate or direct heirs of any of the foregoing natural persons in the event of their death, not being the owner of at least fifty-one percent (51%) of all issued and outstanding capital stock of the Borrower entitled to vote or otherwise not having operating control of the Borrower, or (b) the Borrower not being the owner of all issued and outstanding capital stock or other equity interests entitled to vote of each other Credit Party.

               "Closing Date" means the date of this Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Collateral" means all personal property of each Credit Party in which the Agent, on behalf of the Banks, has been granted a security interest or lien pursuant to any Security Document, together with all substitutions and replacements for and products and proceeds of any of the foregoing.

               "Commitment" means, with respect to each Bank, such Bank's Revolving Commitment, Swingline Commitment or Term Commitment, as the context may require.

               "Commitment Amount" means the Revolving Commitment Amount, Swingline Commitment Amount or Term Commitment Amount, as the context requires.

               "Commitment Fee" has the meaning specified in Section 2.13(b).

               "Consolidated Group " means the Borrower and its consolidated Subsidiaries, including, without limitation, each Guarantor.

               "Consulting Agreement" means the Consulting Agreement dated as of January 1, 1999 between the Borrower and Paulucci International as amended by the First Amendment to Consulting Agreement dated December 30, 1999, the Second Amendment to Consulting Agreement dated May 31, 2000, the Third Amendment to Consulting Agreement dated December 6, 2000, and the Fourth Amendment to Consulting Agreement dated March 7, 2002.

               "Covenant Computation Date" means the last day of each fiscal quarter of the Borrower, commencing on October 6, 2002.

               "Covenant Computation Period" means the four (4) consecutive fiscal quarters immediately preceding and ending on a Covenant Computation Date.

               "Credit Party" or "Credit Parties" means the Borrower or a Guarantor, or all of them collectively, as the context may require, including without limitation each additional Person which becomes a Guarantor after the Closing Date pursuant to Section 5.9 hereof.

               "Debt" of any Person means, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (e) all indebtedness secured by a lien on any asset of such Person, whether or not such indebtedness has been assumed by such Person, (f) all indebtedness and other obligations of others guaranteed by such Person, (g) all obligations of such Person to pay the deferred purchase price for goods or services, whether or not delivered or accepted (i.e., take-or-pay and similar obligations), excluding trade accounts payable incurred in the ordinary course of business, (h) all obligations of such Person under any interest rate swap program or any similar agreement, arrangement or undertaking relating to fluctuations in interest rates, (i) all obligations, contingent or otherwise, with respect to the face amount of letters of credit (whether or not drawn) and bankers' acceptances issued for the account of such Person, and (j) all obligations of such Person to advance funds to, or purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person.

               "Debt Service Coverage Ratio" of a Person means, with respect to the applicable Covenant Computation Period, the ratio of (a) such Person's EBITDA, less such Person's Capital Expenditures (up to the Capital Expenditures Threshold) and Permitted Distributions, to (b) the sum of (i) all scheduled principal payments on the Funded Debt of such Person due during such Covenant Computation Period or on demand, and (ii) such Person's Cash Interest Expense.

               "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

               "Default Percentage" means, as to any Bank, a fraction determined as of the Revolving Commitment Termination Date, the numerator of which equals the principal amount of all Obligations owed to such Bank on such date (which, with respect to LaSalle, shall include all Permitted Rate Hedging Obligations owing to it in respect of the termination of all Permitted Rate Hedging Arrangements, assuming that all Permitted Rate Hedging Arrangements were terminated on and as of the Revolving Commitment Termination Date) and the denominator of which equals the principal amount of all Obligations owed to all Banks on such date (which shall include all Permitted Rate Hedging Obligations owing in respect of the termination of all Permitted Rate Hedging Arrangements, assuming that all Permitted Rate Hedging Arrangements were terminated on and as of the Revolving Commitment Termination Date).

               "Default Rate" shall have the meaning specified in Section
2.8(c).

               "Dilution Reserve" means, as of any date of determination, the product of (a) the Borrower's Eligible Accounts as of such date, multiplied by
(b) a percentage determined
by the Agent in its commercially reasonable discretion from time to time based on the results of field examinations conducted by its employees and agents (such percentage to be communicated by the Agent to the Borrower and the Banks in writing as and when it changes), such percentage to initially be eleven and nine-tenths percent (11.9%).

               "EBITDA" of any Person means, with respect to the applicable Covenant Computation Period, the sum of such Person's (a) Pre-Tax Net Income,
(b) Interest Expense and (c) depreciation, depletion, and amortization of tangible and intangible assets, before (i) income from discontinued operations,
(ii) minority interests, and (iii) extraordinary gains and losses, in each case for such period, computed and calculated in accordance with GAAP.

               "Eligible Accounts" means all unpaid Accounts arising from a bona fide sale and shipment of Inventory or the rendition of services by the Borrower in the ordinary course of business on usual and ordinary terms, evidenced by an invoice and net of any applied or unapplied credits or other allowance (with any such unapplied credits or other allowances being applied to the most current Account of the Borrower); provided, however, that the following shall in no event be deemed Eligible Accounts:

               (a) that portion of Accounts over ninety (90) days past invoice date or sixty (60) days past the specified due date;

               (b) Accounts owed by any unit of government, whether foreign or domestic, unless such Account is a U.S. Government obligation and the Agent's pledge and assignment of such Account has been confirmed by duly acknowledged and accepted documents complying with the Assignment of Claims Act which have been delivered to and approved by the Agent;

               (c) that portion of Accounts that are conditional, disputed or subject to a known claim of offset or a contra account or with respect to which a defense, counterclaim, right to discount or deduction has been asserted;

               (d) Accounts which are owed by an account debtor whose principal corporate office is located outside the United States or Canada;

               (e) Accounts owed by an account debtor that is the subject of dissolution, liquidation, bankruptcy proceedings or has gone out of business;

               (f) Accounts owed by an Affiliate of the Borrower (except that Accounts owed by Schneider Foods, Inc., a Manitoba corporation, shall not be considered ineligible) and Accounts with account debtors with whom the Borrower is obligated with respect to goods sold or services rendered by such account party;

               (g) Accounts not subject to a duly perfected security interest in favor of the Agent or which are subject to any lien, security interest or claim in favor of any Person other than the Agent;

               (h) that portion of Accounts that has been restructured, extended, amended or modified as a result of an account debtor's inability to pay;

               (i) that portion of Accounts constituting a finance charge, service charge or interest; and

               (j) Accounts owed by an account debtor, regardless of whether otherwise eligible, if twenty-five percent (25%) or more of the total amount due under Accounts from such account debtor is ineligible under clauses (a), (c) or (h) above.

               "Eligible Inventory" means Inventory, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall in no event be deemed Eligible Inventory:

               (a) Inventory that is (i) in transit; (ii) located at any warehouse or leased premises with respect to which the Agent has not received an acceptable warehouseman or landlord release and waiver or other similar documentation acceptable to the Agent; (iii) located outside of the United States; (iv) covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; or (v) on consignment to or from any other Person or subject to any bailment of any kind or description;

               (b) Inventory older than 365 days;

               (c) Inventory that, in the commercially reasonable judgment of the Agent, is or has become unmerchantable, unmarketable, spoiled, damaged, obsolete or otherwise unfit for sale;

               (d) Inventory constituting work-in-process;

               (e) Inventory located in vending machines or consigned to vending machine owners or operators;

               (f) Inventory which is not owned by the Borrower free and clear of all liens, claims and rights of others (including any rights of reclamation or equitable claims), is subject to a security interest in favor of any Person other than the Agent or in which the Agent does not have a valid and perfected first priority security interest;

               (g) Inventory which constitutes "bill and hold" goods, except to the extent the Account arising from such "bill and hold" sale is not otherwise included as an Eligible Account; and

               (h) Otherwise Eligible Inventory for which a landlord/warehouseman lien waiver has not been delivered as required in Section 5.14.

               "Environmental Laws" has the meaning specified in Section 4.12.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Affiliate" means, with respect to a Credit Party, any trade or business (whether or not incorporated) that is, along with such Credit Party, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code.

               "Eurodollar Advance" means any Advance which bears interest at a rate determined by reference to a Eurodollar Rate.

               "Eurodollar Base Rate" means, with respect to an Interest Period, the LIBOR Index Rate or if the LIBOR Index Rate cannot be determined, the rate per annum equal to the rate (rounded up if necessary to the nearest one one-hundredth of one percent (1/100%)) determined by the Agent in accordance with Section 2.6 to be a rate at which U.S. dollar deposits are offered to major banks in the London interbank eurodollar market for funds to be made available on the first day of such Interest Period and maturing at the end of such Interest Period.

               "Eurodollar Funding" means any Funding which bears interest at a rate determined by reference to a Eurodollar Rate, including Eurodollar Advances.

               "Eurodollar Rate" means, with respect to an Interest Period, the rate obtained by adding (a) the applicable Margin to (b) the rate obtained by dividing (i) the applicable Eurodollar Base Rate by (ii) a percentage equal to one (1.00) minus the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to Eurodollar fundings (currently referred to as "Eurocurrency Liabilities" in Regulation D) or any other maximum reserve requirements applicable to a member bank of the Federal Reserve System with respect to such eurodollar fundings.

               "Event of Default" has the meaning specified in Section 7.1.

               "Excess Cash Flow" of any Person means, with respect to the applicable Covenant Computation Period, such Person's EBITDA minus such Person's
(a) Capital Expenditures, (b) Permitted Distributions, (c) principal of Funded Debt due on demand or during such Covenant Computation Period, and (d) Interest Expense.

               "Facility" means the Revolving Facility, the Swingline Facility or Term Facility, as the context requires.

               "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of federal funds transactions in New York City, as selected by the Agent in its discretion.

               "Fee Letter" means that certain fee letter by and between the Agent and the Borrower dated as of July 9, 2002.

               "Financial Covenants" means the covenants contained in Sections
5.9 through 5.12 and 6.13.

               "Floating Rate" means an annual rate at all times equal to the sum of (a) the Base Rate and (b) the applicable Margin, which Floating Rate shall change when and as the Base Rate changes.

               "Floating Rate Advance" means any Advance which bears interest at a rate determined by reference to the Floating Rate.

               "Floating Rate Funding" means any Funding which bears interest at a rate determined by reference to the Floating Rate, including Floating Rate Advances.

               "Funded Debt" of any Person means all interest bearing Debt of such Person.

               "Funding" means a designated portion of outstanding principal indebtedness evidenced by a Note which bears interest at a rate determined by reference to a particular Eurodollar Rate or Floating Rate, as the case may be.

               "GAAP" means generally accepted accounting principles as in effect from time to time applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section 4.5.

               "Guarantor" or "Guarantors" means, as the context shall require, The All American Gourmet Company, a Delaware corporation, together with each and every additional Person which shall execute and deliver a Guaranty for the benefit of the Banks pursuant to Section 5.9 hereof.

               "Guaranty" or "Guaranties" means a guaranty of a Guarantor made in favor of the Agent guarantying payment of all Obligations, or all of them collectively, as the context may require, and all amendments and supplements thereto and modifications thereof.

               "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Laws.

               "Indemnitees" has the meaning specified in Section 9.5.

               "Indenture" means the Indenture dated as of February 4, 1999 relating to the Borrower's Series A and Series B 10% Senior Subordinated Notes due 2006 with U.S. Bank Trust National Association as trustee thereunder, along with all amendments, supplements and other modifications from time to time made thereto.

               "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

               "Interest Expense" of any Person means, with respect to the applicable Covenant Computation Period, the total gross interest expense on all Debt of such Person during such period and shall in any event include, without limitation and without duplication, (a) accrued interest (whether or not paid) on all Debt, (b) the amortization of Debt discounts, (c) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, (d) that portion of any Capital Lease Payment which would constitute imputed interest as determined in accordance with GAAP and (e) all fees and charges with respect to letters of credit issued for the account of such Person.

               "Interest Period" means, relative to any Eurodollar Funding, the period beginning on (and including) the date on which such Eurodollar Funding is made, or continued as, or converted into, a Eurodollar Funding pursuant to Sections 2.3, 2.4 or 2.5 and shall end on (but exclude) the day which numerically corresponds to such date one (1), two (2), three (3) or six (6) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Sections 2.3, 2.4, or 2.5; provided, however, that:

               (a) no more than five (5) different Interest Periods may be outstanding at any one time with respect to the Term Facility and no more than five (5) different Interest Periods may be outstanding at any one time with respect to the Revolving Facility;

               (b) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the next preceding Business Day);

               (c) no Interest Period applicable to a Funding for a Facility may end later than the applicable Maturity Date for such Facility; and

               (d) in no event shall the Borrower select Interest Periods with respect to Fundings under the Term Facility which, in the aggregate, would require payment of funding losses under Section 2.19 in order to make payments of regularly scheduled installments of principal thereunder.

               "Inventory" means all inventory of the Borrower, as that term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of finished or unfinished goods, processed or unprocessed products, inputs, parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

               "LaSalle Bank" has the meaning specified in the preamble.

               "Letter of Credit" has the meaning specified in Section 2.7.

               "Letter of Credit Amount" means the sum of (a) the aggregate remaining available amount of all issued and outstanding Letters of Credit, and
(b) amounts drawn under Letters of Credit for which the Letter of Credit Bank has not been reimbursed with proceeds of a Borrowing or otherwise.

               "Letter of Credit Bank" means LaSalle Bank (or, as applicable, one of its affiliates), in its separate capacity as issuer of Letters of Credit for the account of the Borrower pursuant to Section 2.7.

               "Letter of Credit Fee" has the meaning specified in Section
2.7(b).

               "Letter of Credit Sublimit" means five million dollars ($5,000,000).

               "Level I Status" means a period of time during which the Senior Leverage Ratio of the Consolidated Group is greater than 1.50 to 1.00.

               "Level II Status" means a period of time during which the Senior Leverage Ratio of the Consolidated Group is greater than 1.00 to 1.00, but less than or equal to 1.50 to 1.00.

               "Level III Status" means a period of time during which the Senior Leverage Ratio of the Consolidated Group is equal to or less than 1.00 to 1.00.

               "LIBOR Index Rate" means relative to any Interest Period, the rate per annum determined by the Agent as of approximately 11:00 a.m. London time on the date two (2) Business Days before the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars offered on the London interbank dollar market for a period corresponding to the term of such Interest Period and in an amount comparable to the aggregate amount of the relevant Funding (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates).

               "Licensed Intellectual Property" has the meaning specified in
Section 4.16(c).

               "Loan Documents" means this Agreement, the Notes, the Guaranties, each and every application or other agreement pursuant to which a Letter of Credit is issued and the Security Documents.

               "Local Time" means the local time of day in Minneapolis, Minnesota.

               "Margin" means, with respect to computation of the applicable interest rate on Fundings under a Facility, or the applicable Letter of Credit Fee or Commitment Fee, as the case may be, the applicable increment set forth and described in the table below, established as of the last day of each fiscal quarter according to the then applicable Status; provided, however, that any adjustment in the applicable Margin shall not become effective until the first calendar day of the first month immediately following receipt by the Agent of financial statements relating to the last day of such fiscal quarter pursuant to
Section 5.1 hereof. If financial statements of the Consolidated Group necessary to establish the appropriate Margin hereunder are not received by the Agent on or prior to the date required pursuant to Section 5.1 hereof, the applicable Margin shall be determined as if Level I Status were in effect and such Level I Status shall remain in effect until such time as the required financial statements are received:

STATUS          EURODOLLAR        BASE RATE     COMMITMENT        LETTER OF
                RATE MARGIN        MARGIN       FEE MARGIN        CREDIT FEE
                                                                    MARGIN

Level I            2.25%            0.50%         0.50%              2.25%
Status

Level II           2.00%            0.25%        0.375%              2.00%
Status

Level III          1.75%            0.00%         0.25%              1.75%
Status

provided, however, that for the period commencing on the Closing Date and continuing to the date the Agent receives the Consolidated Group's financial statements and related officer's certificates specified in Section 5.1(b) demonstrating the financial performance of the Consolidated Group for the fiscal quarter ending October 6, 2002, the applicable Margins shall be determined as if Level II Status were in effect, regardless of the Senior Leverage Ratio of the Consolidated Group for such period.

               "Master Letter of Credit Agreement" shall have the meaning specified in Section 2.7(a).

               "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

               (a) the business, financial condition, operations or prospects of the Credit Parties, taken as a whole;

               (b) the ability of a Credit Party to perform its obligations under any Loan Document to which it is a party;

               (c) the validity, enforceability or collectibility of any Loan Document; or

               (d) the status, existence, perfection, priority or enforceability of any lien or security interest granted pursuant to any Security Document.

               "Maturity Date" means January 4, 2006.

               "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Credit Party or any ERISA Affiliate contributes or is obligated to contribute.

               "Note" or "Notes" means a Revolving Note, Swingline Note or a Term Note, or all such Notes collectively, as the context may require.

               "Obligations" means each and every Debt, liability and other obligation of every type and description arising under or in connection with any of the Loan Documents which any Credit Party may now or at any time hereafter owe to the Agent, one or more Banks or the Agent and one or more Banks, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Letter of Credit Amount, any Permitted Rate Hedging Obligations and all indebtedness, liabilities and obligations of the Borrower arising under or evidenced by the Notes.

               "Off-the-shelf Software" has the meaning specified in Section 4.16(c).

               "Origination and Structuring Fees" has the meaning specified in
Section 2.13(a).

               "Outstanding Obligations" means, as of the date of determination, the outstanding principal amount of all Obligations.

               "Owned Intellectual Property" has the meaning specified in
Section 4.16(a).

               "Paulucci International" means Paulucci International Ltd., Inc., a Florida corporation.

               "Payee" has the meaning specified in Section 2.17.

               "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of any Credit Party or any ERISA Affiliate and covered by Title IV of ERISA.

               "Percentage" means, with respect to a Facility and as to any Bank, the percentage set forth opposite such Bank's signature on the execution pages hereof, or below such Bank's signature on any Assignment Certificate executed by such Bank, in relation to such Facility, representing the ratio of such Bank's Revolving Commitment, Swingline Commitment or Term Commitment, as the case may be, to the Revolving Commitment Amount, Swingline Commitment Amount or Term Commitment Amount, respectively.

               "Permitted Acquisition" means an acquisition (whether by merger, consolidation or asset purchase) by the Borrower complying with each of the following:

               (a) such acquisition is completed with the unanimous approval and recommendation of the board of directors of the Person to be acquired;

               (b) the Borrower or a wholly-owned Subsidiary of the Borrower is the survivor of the merger or consolidation (or transaction similar in effect to a merger or consolidation);

               (c) the Person to be acquired is in a similar line of business to the Borrower;

               (d) the Person to be acquired is profitable on a pro-forma basis (taking into consideration any immediate cost takeouts);

               (e) no Event of Default or Default has occurred on and as of the date such acquisition is consummated or would result therefrom;

               (f) the purchase price for such acquisition (including all assumed indebtedness and the market value of any non-cash consideration) does not exceed seven million five-hundred thousand dollars ($7,500,000) and such purchase price, when added to the purchase price of all Permitted Acquisitions completed in the same calendar year as the subject acquisition would not exceed ten million dollars ($10,000,000) in the aggregate;

               (g) the Borrower, has provided the Agent with a certification which, after giving effect to such acquisition, demonstrates pro-forma compliance with all Financial Covenants; and

               (h) the Borrowing Base, after giving effect to such acquisition, exceeds the sum of the Revolving Facility Outstanding Amount and the Swingline Facility Outstanding Amount by not less than ten million dollars ($10,000,000).

               "Permitted Distributions" means Permitted Tax Distributions and Permitted Excess Cash Flow Distributions.

               "Permitted Excess Cash Flow Distributions" means:

               (a) With respect to the Consolidated Group's fiscal year ending December 29, 2002:

                   (i) If the Consolidated Group's EBITDA for such period is greater than or equal to forty-nine million two-hundred thousand dollars ($49,200,000), a one time payment of four million dollars ($4,000,000), distributable in a single distribution not less than thirty (30) Business Days after the Consolidated Group's audited financial statements for such fiscal year demonstrating compliance with this subsection (a)(i) have been delivered to the Agent in accordance with Section 5.1(a) hereof; or

                   (ii) If the Consolidated Group's EBITDA for such period is less than forty-nine million two-hundred thousand dollars ($49,200,000), 50% of the Consolidated Group's Excess Cash Flow for such fiscal year, distributable in a single distribution not less than thirty (30) Business Days after the Consolidated Group's audited financial statements for such fiscal year have been delivered to the Agent in accordance with Section 5.1(a) hereof; and

               (b) With respect to each fiscal year of the Consolidated Group ending on or after January 1, 2004, 50% of the Consolidated Group's Excess Cash Flow for the immediately preceding fiscal year, distributable in a single distribution not less than thirty (30) Business Days after the Consolidated Group's audited financial statements for the applicable fiscal year have been delivered to the Agent in accordance with Section 5.1(a) hereof.

               "Permitted Liens" has the meaning specified in Section 6.1.

               "Permitted Management Fee Payments" means payments by the Borrower of the management fees and out-of-pocket expenses payable by one or more of the Credit Parties to Paulucci International pursuant to the terms of the Consulting Agreement.

               "Permitted Rate Hedging Arrangements" means any arrangement of a Credit Party with LaSalle or any affiliate of LaSalle for the hedging of interest rate or foreign exchange rate exposure, including, but not limited to, the hedging arrangements between the Borrower and Bank One, N.A. assumed by LaSalle in connection with the execution and delivery of this Agreement.

               "Permitted Rate Hedging Obligations" means any debt, liability or other obligation of any Credit Party owing to LaSalle or an affiliate of LaSalle with respect to any Permitted Rate Hedging Arrangements.

               "Permitted Tax Distributions" means distributions declared and paid by the Borrower to its shareholders, or which could have been declared and paid by the Borrower, in an amount not to exceed Subchapter S Tax Liabilities.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of any Credit Party or ERISA Affiliate.

               "Pre-Tax Net Income" of a Person means, with respect to the applicable Covenant Computation Period, such Person's pre-tax net income, as determined in accordance with GAAP, before any extraordinary or non-recurring items.

               "Prime Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Agent as its "prime rate" (whether or not such rate is actually charged by the Agent), or if the Agent ceases to announce such a rate so designated, any similar successor rate designated by the Agent in its reasonable discretion. Any change in the Prime Rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

               "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

               "Required Banks" means, at any time, one or more of the Banks holding at least sixty-six and two thirds percent (66.67%) of the Commitments, or, if the Commitments have been terminated or have expired, one or more of the Banks having at least sixty-six and two thirds percent (66.67%) of the Outstanding Obligations.

               "Required Payment" has the meaning specified in Section 2.16(c).

               "Return" has the meaning specified in Section 2.18(b)(i).

               "Revolving Advance" means a loan of funds by a Bank to the Borrower under the Revolving Facility, including both Floating Rate Advances and Eurodollar Advances made thereunder.

               "Revolving Commitment" means, with respect to each Bank, the amount of the Revolving Commitment set forth opposite such Bank's name on the execution pages hereof, or below such Bank's signature on an Assignment Certificate executed by such Bank, unless such amount is adjusted pursuant to
Section 2.15(a), in which event it means the amount to which said amount is adjusted pursuant thereto, or as the context may require, the obligation of such Bank to make Revolving Advances and provide for issuance of Letters of Credit, as contemplated in Section 2.1(a).

               "Revolving Commitment Amount" shall mean thirty-two million five-hundred thousand dollars ($32,500,000), being the maximum amount of the Revolving Commitments of all Banks, in the aggregate, to make Revolving Advances and provide for the issuance of

Letters of Credit pursuant to Section 2.1(a), subject to adjustment in accordance with Section 2.15(a).

               "Revolving Commitment Termination Date" means the earlier of (a) the Maturity Date with respect to the Revolving Facility or (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 or reduced to zero pursuant to Section 2.15(a).

               "Revolving Facility" means the revolving credit facility being made available to the Borrower by the Banks pursuant to Section 2.1(a).

               "Revolving Facility Outstanding Amount" means, as of the date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Advances, and (b) the Letter of Credit Amount.

               "Revolving Note" means a promissory note of the Borrower payable to a Bank in the amount of such Bank's Revolving Commitment, in substantially the form of Exhibit B (as such promissory note may be amended, extended or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to such Bank resulting from such Bank's Percentage of each Borrowing under the Revolving Facility, and also means each promissory note accepted by such Bank from time to time in substitution therefor or in renewal thereof.

               "Security Agreement" or "Security Agreements" means the security agreement of a Credit Party in favor of the Agent for the benefit of the Banks pursuant to which such Credit Party grants the Agent a security interest in substantially all the personal property of such Credit Party to secure payment of the Obligations, or all of them collectively, as the context may require, and all amendments and supplements thereto and modifications thereof.

               "Security Documents" means each Security Agreement, Trademark Security Agreement and each and every additional agreement entered into by any Credit Party for the benefit of the Banks to secure payment of the Obligations or otherwise relating to any Collateral.

               "Senior Funded Debt" of a Person means all Funded Debt of such Person not constituting Subordinated Debt.

               "Senior Leverage Ratio" of a Person means, with respect to any Covenant Computation Date, the ratio of (a) such Person's Senior Funded Debt, to
(b) such Person's EBITDA.

               "Status" means the financial condition of the Consolidated Group determined in accordance with the definitions of "Level I Status," "Level II Status," and "Level III Status."

               "Subchapter S Tax Liabilities" means an amount equal to the product of (a) the Pre-Tax Net Income of the Borrower for the period of determination and (b) forty percent (40%).

               "Subordinated Debt" means all indebtedness, if any (including principal, interest and fees thereon), subordinated to payment of the Obligations pursuant to a Subordination Agreement.

               "Subordination Agreement" or "Subordination Agreements" means one or more of (a) the subordination provisions and all related provisions of the Indenture (including, without limitation, all provisions of Article 10 and Section 4.09 thereof), and (b) any agreement (in form and substance satisfactory to the Agent) executed and delivered by a holder of Subordinated Debt in favor of the Agent for the benefit of the Banks pursuant to which such holder subordinates payment of the Subordinated Debt held by it to payment of the Obligations, or all of them collectively, as the context may require, and all amendments and supplements thereto and modifications thereof.

               "Subsidiary" of a Person means any corporation, partnership or limited liability company of which more than fifty percent (50%) of the outstanding equity or membership interests or shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors (or other governing body) of such entity, (irrespective of whether or not at the time stock or membership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

               "Supplemental Fee Letter" means that certain fee letter by and between the Agent and the Borrower dated as of September 27, 2002.

               "Swingline Advance" means an Advance by the Swingline Bank to the Borrower under the Swingline Facility.

               "Swingline Bank" means LaSalle Bank.

               "Swingline Commitment" means, with respect to the Swingline Bank, the amount of the Swingline Commitment set forth opposite such Bank's name on the execution pages hereof, or below such Bank's signature on an Assignment Certificate executed by such Bank, unless such amount is reduced pursuant to
Section 2.15(b), in which event it means the amount to which such amount is reduced pursuant thereto, or as the context may require, the obligation of such Bank to make Swingline Advances as contemplated in Section 2.1(b).

               "Swingline Commitment Amount" shall mean five million dollars ($5,000,000), being the maximum amount of the Swingline Commitment of the Swingline Bank to make Swingline Advances pursuant to Section 2.1(b) , subject to reduction in accordance with Section 2.15(b), which commitment constitutes a part of the Revolving Commitment of the Swingline Bank.

               "Swingline Facility" means the revolving credit facility being made available to the Borrower by the Swingline Bank pursuant to Section 2.1(b).

               "Swingline Facility Outstanding Amount" means, as of the date of determination, the aggregate principal amount of all outstanding Swingline Advances.

               "Swingline Note" means a promissory note of the Borrower payable to the Swingline Bank in the amount of the Swingline Commitment, in substantially the form of Exhibit C (as such promissory note may be amended, extended or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to the Swingline Bank resulting from each Borrowing under the Swingline Facility, and also means each promissory note accepted by the Swingline Bank from time to time in substitution therefor or in renewal thereof.

               "Tangible Net Worth" of a Person means, on the applicable Covenant Computation Date, the difference between (a) the sum of (i) the tangible assets of such Person, calculated in accordance with GAAP after deducting adequate reserves in such case where, in accordance with GAAP, a reserve is proper, plus (ii) such Person's Subordinated Debt, and (b) the total liabilities of such Person; provided, however, that in no event shall there be included as tangible assets, patents, trademarks, trade names, copyrights, licenses, goodwill, receivables due from, or investments in, Affiliates of said Person, deposits, deferred charges or treasury stock or any securities or debt instruments of such Person, or any other securities unless such securities are readily marketable on a public exchange in the United States of America or are entitled to be used as a credit against federal income tax liabilities, and any other assets designated from time to time by the Agent, in its reasonable discretion, as intangible assets.

               "Taxes" has the meaning specified in Section 2.17.

               "Term Advance" means a loan of funds by a Bank to the Borrower under the Term Facility, including both Floating Rate Advances and Eurodollar Advances thereunder.

               "Term Commitment" means, with respect to each Bank, the amount of the Term Commitment set forth opposite such Bank's name on the execution pages hereof, or below such Bank's signature on an Assignment Certificate, or as the context may require, the obligation of such Bank to make Term Advances to the Borrower under Section 2.2.

               "Term Commitment Amount" means forty-two million five-hundred thousand dollars ($42,500,000), being the maximum amount of the Term Commitments of all Banks, in the aggregate, to make Term Advances to the Borrower pursuant to Section 2.2.

               "Term Facility" means the term loan facility being made available to the Borrower by the Banks pursuant to Section 2.2.

               "Term Note" means a promissory note of the Borrower payable to a Bank in the amount of such Bank's Term Commitment, in substantially the form of Exhibit D (as such promissory note may be amended, extended or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to such Bank resulting from such Bank's Percentage of the Term Facility, and also means each other promissory note accepted from time to time in substitution therefor or in renewal thereof.

               "Total Leverage Ratio" of any Person means, with respect to any Covenant Computation Date, the ratio of (a) the Funded Debt of such Person to
(b) the EBITDA of such Person.

               "Trademark Security Agreement" or "Trademark Security Agreements" means a separate security agreement of a Credit Party in favor of the Agent for the benefit of the Banks pursuant to which such Credit Party grants the Agent a security interest in all trademarks now or hereafter held by such Credit Party to secure payment of the Obligations, or all of them collectively, as the context may require, and all amendments and supplements thereto and modifications thereof.

               "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.7(a) as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                                   ARTICLE II

                                CREDIT FACILITIES

               Section 2.1 Commitments as to Revolving Facility and Swingline Facility.

               (a) Revolving Facility. Each Bank hereby agrees, on the terms and subject to the conditions herein set forth, including specifically satisfaction of all conditions set forth in Section 3.2 hereof, to make Revolving Advances to the Borrower from time to time during the period from the date hereof to and including the Revolving Commitment Termination Date, in an aggregate amount at any time outstanding not to exceed such Bank's Percentage of each Borrowing from time to time requested by the Borrower under the Revolving Facility; provided, however, that no Bank shall be required to fund its Percentage of any such Borrowing if, after giving effect to such Borrowing, either (i) the sum of the Revolving Facility Outstanding Amount and the Swingline Facility Outstanding Amount would exceed the Borrowing Base, or (ii) with respect to each Bank, the sum of such Bank's Percentage of the Revolving Facility Outstanding Amount, and its Percentage, if any, of the Swingline Facility Outstanding Amount would exceed such Bank's Revolving Commitment. Within the above limits, the Borrower may obtain Revolving Advances, prepay Revolving Advances in accordance with the terms hereof and reborrow Revolving Advances in accordance with the applicable terms and conditions of this Article II.

               (b) Swingline Facility. The Swingline Bank hereby agrees, on the terms and subject to the conditions herein set forth, including specifically satisfaction of all conditions set forth in Section 3.2 hereof, to make Swingline Advances to the

          Borrower from time to time during the period from the date hereof to and including the Revolving Commitment Termination Date, in an aggregate amount at any time outstanding not to exceed the Swingline Commitment Amount, notwithstanding that, after making the requested Swingline Advances, the sum of the Swingline Bank's Percentage of the Revolving Facility Outstanding Amount and its Percentage of the Swingline Facility Outstanding Amount may exceed the Swingline Bank's Revolving Commitment; provided, however, that the Swingline Bank shall have no obligation to make a Swingline Advance if, after giving effect to the requested Swingline Advance, the sum of the Revolving Facility Outstanding Amount and the Swingline Facility Outstanding Amount would exceed the Borrowing Base. Within the above limits, the Borrower may obtain Swingline Advances, repay Swingline Advances in accordance with the terms hereof and reborrow Swingline Advances in accordance with the applicable terms and conditions of this Article II.

               Section 2.2 Commitments as to Term Facility. Each Bank hereby agrees, on the terms and subject to the conditions herein set forth, to make a single Term Advance to the Borrower on the Closing Date in an amount equal to such Bank's Term Commitment. Initially, the Term Advances shall be funded as Floating Rate Fundings, subject to conversion pursuant to Section 2.4. The Term Facility is not a revolving facility and, once the initial Term Advance is made by a Bank, such Bank shall have no further obligation to make any additional Term Advances to the Borrower under the Term Facility, whether or not any amounts are repaid thereunder.

               Section 2.3 Procedures for Borrowing Under the Revolving Facility and the Swingline Facility.

               (a) Borrowing Under Revolving Facility. Each Borrowing under the Revolving Facility shall be funded by the Banks as either Floating Rate Advances or Eurodollar Advances, as the Borrower shall specify in the related notice of proposed Borrowing. Floating Rate Advances and Eurodollar Advances may be outstanding at the same time. It is understood, however, that the principal amount of any Borrowing under the Revolving Facility shall be in an amount equal to or greater than $1,000,000 or a higher integral multiple of $100,000. The Borrower shall give notice to the Agent of each proposed Borrowing under the Revolving Facility not later than 11:00 a.m., Local Time, on a Business Day which, in the case of a Borrowing that is to bear interest initially at a Floating Rate, is the proposed date of such Borrowing or, in the case of a Borrowing that is to bear interest initially at a Eurodollar Rate, is at least three (3) Business Days prior to the proposed date of such Borrowing. Each such notice shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent (in the form of Exhibit E), and shall specify whether the Borrowing is to bear interest initially at a Floating Rate or a Eurodollar Rate, and in the case of a Borrowing that is to bear interest initially at a Eurodollar Rate, shall specify the Interest Period to be applicable thereto. Promptly upon receipt of such notice (but in no event later than 12:00 p.m., Local Time, with respect to a Floating Rate Advance, and the close of business, with respect to a Eurodollar Advance, in each case on the Business Day of receipt of such notice), the Agent shall advise each Bank of the proposed Borrowing. At or before 1:00 p.m., Local Time, on the date of the requested Borrowing, each Bank shall provide the Agent at the principal office of the Agent in Chicago, Illinois, with immediately available funds covering such Bank's Percentage of such Borrowing. Subject to satisfaction of the conditions precedent set forth in Article III with respect to such Borrowing, the Agent shall pay over proceeds of such Borrowing to the Borrower, in immediately available funds, prior to the close of business, Local Time, on the date of the requested Borrowing.

               (b) Borrowing Under Swingline Facility. Each Borrowing under the Swingline Facility shall be funded by the Swingline Bank as a Floating Rate Advance. It is understood, however, that the principal amount of any Borrowing under the Swingline Facility shall be in an amount equal to $100,000 or a higher integral multiple of $100,000. The Borrower shall give notice to the Swingline Bank of each proposed Borrowing under the Swingline Facility not later than 1:00 p.m., Local Time, on the proposed date of any such Borrowing. Each such notice shall be effective upon receipt by the Swingline Bank, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Swingline Bank (in the form of Exhibit F). Subject to satisfaction of the conditions precedent set forth in Article III with respect to such Borrowing, the Swingline Bank shall pay over the proceeds of such Borrowing to the Borrower, in immediately available funds, prior to close of business, Local Time, on the date of the requested Borrowing.

               (c) Refunding of Swingline Advances. The Swingline Bank may, at any time and from time to time (and, in any event, shall do so no less frequently than weekly), in its sole and absolute discretion and otherwise at the Borrower's request, on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swingline Bank to so act on its behalf), request a Borrowing under the Revolving Facility pursuant to Section 2.3(a) above (which initially shall be a Floating Rate Advance, but may be converted to a Eurodollar Advance pursuant to
          Section 2.4) in an amount equal to the Swingline Facility Outstanding Amount on the date such request is made. Unless any of the events described in Sections 7.1(f) or (g) shall have occurred (in which event the procedures of Section 2.3(d) below shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Advance are then satisfied, each Bank shall provide the Agent at the principal office of the Agent in Chicago, Illinois, with immediately available funds covering such Bank's Percentage of such requested Borrowing not later than 1:00 p.m., Local Time, on the date of such Borrowing. The proceeds of any such Borrowing shall be immediately applied by the Agent to all Swingline Advances then outstanding.

               (d) Participation in Swingline Advances. If, prior to repayment of outstanding Swingline Advances with a Borrowing under the Revolving Facility pursuant to Section 2.3(c), one of the events described in Sections 7.1(f) or (g) shall have occurred with respect to the Borrower, each Bank will, on the date such Borrowing under the Revolving Facility was to have been made to the Borrower, purchase from the Swingline Bank an undivided participation interest in all outstanding Swingline Advances in an amount equal to the product of its Revolving Facility Percentage multiplied by such outstanding Swingline Advances. Upon request, each Bank will promptly transfer to the Swingline Bank, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Bank will deliver to such participating Bank a certificate of participation evidencing such participation interest, in form and content acceptable to the Swingline Bank and such participating Bank, dated the date of receipt of such funds and in such amount.

               (e) Obligations Relating to Swingline Facility Unconditional. Each Bank's obligation to make Revolving Advances in accordance with
          Section 2.3(c) and to purchase participating interests in accordance with Section 2.3(d) shall be absolute and unconditional and shall not be affected by any of the following: (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Swingline Bank, any Credit Party or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default; (iii) any inability of the Borrower or any other Credit Party to satisfy the conditions precedent to a Borrowing as set forth in this Agreement on the date upon which such participating interest is to be purchased; and (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Swingline Bank the amount required pursuant to Section 2.3(c) or (d), as the case may be, the Swingline Bank shall be entitled to recover such amount on demand from such Bank, together with interest for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate then in effect.

               Section 2.4. Converting Floating Rate Fundings to Eurodollar Fundings; Procedures. So long as no Default or Event of Default shall exist, the Borrower may convert all or any part of any outstanding Floating Rate Funding under the Revolving Facility or the Term Facility into a Eurodollar Funding by giving notice to the Agent of such conversion not later than 11:00 a.m., Local Time, on a Business Day which is at least three (3) Business Days prior to the date of the requested conversion. Each such notice shall be irrevocable, shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent (in the form of Exhibit G), shall specify the date and amount of such conversion, the total amount of the Funding to be so converted and the Interest Period therefor. Each conversion of a Funding shall be on a Business Day, and the aggregate amount of each such conversion of a Floating Rate Funding to a Eurodollar Funding shall be in an amount equal to $1,000,000 or a higher integral multiple of $1,000,000.

               Section 2.5. Procedures at End of an Interest Period. Unless the Borrower requests a new Eurodollar Funding in accordance with the procedures set forth below, or prepays the principal of an outstanding Eurodollar Funding at the expiration of an Interest Period, each Bank shall automatically and without request of the Borrower convert each Eurodollar Funding to a Floating Rate Funding on the last day of the relevant Interest Period. So long as no Default or Event of Default shall exist, the Borrower may cause all or any part of any outstanding Eurodollar Funding to continue to bear interest at a Eurodollar Rate after the end of the then applicable Interest Period by notifying the Agent not later than 11:00 a.m., Local Time, on a Business Day which is at least three (3) Business Days prior to the first day of the new Interest Period. Each such notice shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Agent (in the form of Exhibit H), shall be irrevocable, effective when received by the Agent, and shall specify the first day of the applicable Interest Period, the amount of the expiring Eurodollar Funding to be continued and the Interest Period therefor. Each new Interest Period shall begin on a Business Day and the amount of each Funding bearing a new Eurodollar Rate shall be in an amount equal to $1,000,000 or a higher integral multiple of $1,000,000.

               Section 2.6. Setting and Notice of Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent on the second Business Day prior to the beginning of such Interest Period, whereupon notice thereof (which may be by telephone) shall be given by the Agent to the Borrower and each Bank. Each such determination of the applicable Eurodollar Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent, upon written request of the Borrower or any Bank, shall deliver to the Borrower or such requesting Bank a statement showing the computations used by the Agent in determining the applicable Eurodollar Rate hereunder.

               Section 2.7. Commitment to Issue Letters of Credit. The Letter of Credit Bank agrees, from the date hereof to and including the Revolving Commitment Termination Date, to issue one or more letters of credit for the account of the Borrower, and the Banks agree to participate in the risk of such letters of credit issued for the account of the Borrower hereunder, on the terms and subject to the conditions set forth below:

               (a) Each letter of credit issued pursuant to this Section 2.7, shall be referred to herein as a "Letter of Credit." No Letter of Credit shall be issued by the Letter of Credit Bank if, after giving effect to the issuance of such Letter of Credit (i) the Letter of Credit Amount would exceed the Letter of Credit Sublimit or (ii) the sum of the Revolving Facility Outstanding Amount and the Swingline Facility Outstanding Amount would exceed the Borrowing Base. The expiration date of any Letter of Credit shall not be later than the earlier of (A) one year after the date of issuance of such Letter of Credit, or (B) twenty-five (25) days prior to the Revolving Commitment Termination Date. The Borrower may renew any Letter of Credit with a one year tenor for additional one year periods upon five (5) days prior written notice to the Letter of Credit Bank, so long as the expiry date thereof complies with the preceding sentence upon such renewal. Each Letter of Credit will be issued under and pursuant to the terms and conditions of a Master Letter of Credit Agreement by and between the Borrower and the Letter of Credit Bank (the "Master Letter of Credit

          Agreement") governing all Letters of Credit to be issued hereunder, and upon no less than five (5) Business Days' prior written application from the Borrower to the Letter of Credit Bank as contemplated therein. The application requesting issuance of a Letter of Credit shall be on the Letter of Credit Bank's standard form or such other form as may be agreed to by the Letter of Credit Bank and the Borrower. In the event that any of the terms of such application are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern. The Letter of Credit Bank shall not be obligated to issue a Letter of Credit unless on the date of issuance all of the conditions precedent specified in
          Section 3.2 shall have been satisfied as fully as if the issuance of such Letter of Credit were a Revolving Advance. Promptly after issuance of a Letter of Credit pursuant hereto, the Agent shall so advise each Bank of all relevant information with respect thereto.

               (b) The Borrower agrees to pay to the Agent for the pro rata account of all Banks, a commission with respect to each Letter of Credit (herein, the "Letter of Credit Fee") computed as the product of
          (i) an annual rate equal to the applicable Margin for Letters of Credit in effect on the date payment of the Letter of Credit Fee becomes due and payable hereunder, and (ii) the face amount of the applicable Letter of Credit outstanding from time to time. The Letter of Credit Fee shall be payable quarterly in arrears on the last day of each calendar quarter, or upon such other terms as may be agreed upon by the Borrower and the Required Banks at the time of issuance of any such Letter of Credit; provided, however, that from and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Required Banks, the applicable Letter of Credit Fee payable hereunder with respect to each Letter of Credit shall be equal to the sum of the product of (i) the sum of (1) the Margin otherwise in effect with respect to such Letter of Credit, and (2) two percent (2%), and (ii) the face amount of the applicable Letter of Credit outstanding from time to time. If any Letter of Credit Fee so paid is greater than the amount that actually accrues (as a result of cancellation of the Letter of Credit prior to the end of its stated term), the Borrower shall be entitled to a credit for the amount of any such Letter of Credit Fee not earned. Letter of Credit Fees payable by the Borrower to the Banks in accordance with this subsection (b) shall be shared among the Banks pro rata in accordance with their respective Percentages of the Revolving Facility.

               (c) Upon issuance of a Letter of Credit hereunder, and without any further notice to any Bank, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Bank an undivided participating interest in the Letter of Credit Bank's risk and obligation under such Letter of Credit and in the obligation of the Letter of Credit Bank to honor drafts thereunder, and in the amount of any drawing thereunder, and in all rights of the Letter of Credit Bank to obtain reimbursement from the Borrower in the amount of such drawing, and all other rights of the Letter of Credit Bank with respect thereto, in an amount equal to the product of (i) the maximum amount available to be drawn under such Letter of Credit and the amount of any drawing thereunder, respectively and (ii) the Percentage of the Revolving Facility of such Bank. Whenever a draft submitted under a Letter of Credit is paid by the Letter of Credit Bank, the Letter of Credit Bank shall so notify the Agent, the Agent shall so notify each Bank and shall request immediate reimbursement from the Borrower for the amount of the draft. If sufficient funds are not immediately paid to the Agent by the Borrower, the Borrower shall be deemed to have requested a Borrowing under the Revolving Facility pursuant to Section 2.3(a) and the Banks shall be notified of such request in accordance with Section 2.3(a) and shall fund such request for a Borrowing as Floating Rate Advances (in accordance with their respective Percentages) for purposes of reimbursing the Letter of Credit Bank for the amount of such draft so paid by the Letter of Credit Bank (less any amounts realized by the Letter of Credit Bank pursuant to the second sentence of this Section 2.7(c)). If for any reason or under any circumstance (including, without limitation, the occurrence of a Default or Event of Default or the failure to satisfy any of the conditions set forth in Section 3.2) the Banks do not make such Revolving Advances as contemplated above and the Borrower does not otherwise reimburse the Letter of Credit Bank for the amount of the draft so paid by the Letter of Credit Bank, the Borrower shall nonetheless be obligated to reimburse the amount of the draft to the Letter of Credit Bank, with interest upon such amount at the Default Rate from and after the date such draft is paid by the Letter of Credit Bank until the amount thereof is repaid to the Letter of Credit Bank in full. If the Letter of Credit Bank shall not have obtained reimbursement for any drawing under a Letter of Credit (whether from the Borrower or as proceeds of a Borrowing), upon demand of the Agent each Bank shall immediately advance the amount of its participation in such drawing to the Letter of Credit Bank and shall be entitled to interest on such participating interest at the Default Rate until reimbursed in full by the Borrower.

               (d) Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Letter of Credit Bank shall not be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document executed in connection with a Letter of Credit.

               (e) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. The Letter of Credit Bank shall not be liable or responsible for any of the matters described in clauses (i) through (vii) of subsection (f) below. In furtherance and not in limitation of the foregoing: (i) the Letter of Credit Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Letter of Credit Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

               (f) The obligation of the Borrower under this Agreement to reimburse the Letter of Credit Bank for a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                    (i) any lack of validity or enforceability of this Agreement, the Master Letter of Credit Agreement or any letter of credit application;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from any letter of credit application;

                    (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

                    (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                    (v) any payment by the Letter of Credit Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Letter of Credit Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

                    (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          (g) Notwithstanding anything in this Section 2.7 to the contrary, including particularly subsections (e) and (f) above, the Borrower may have a claim against the Letter of Credit Bank and the Letter of Credit Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Bank's willful misconduct or gross negligence or the willful failure to pay under any Letter of Credit after the presentation to the Letter of Credit Bank by the beneficiary of a sight draft and certificate strictly complying with the terms and conditions of a Letter of Credit.

          (h) The Borrower shall indemnify, protect, defend and hold harmless each Indemnitee from and against all losses, liabilities, claims, damages, judgments, costs and expenses, including but not limited to all reasonable attorneys' fees and legal expenses, incurred by the Indemnitees or imposed upon the Indemnitees at any time by reason of the issuance, demand for honor or honor of any Letter of Credit or the enforcement, protection or collection of the Letter of Credit Bank's claims against the Borrower under this Section 2.7 or by reason of any act or omission of any Indemnitee in connection with any of the foregoing; provided, however, that such indemnification shall not extend to losses, liabilities, claims, damages, judgments, costs and expenses to the extent arising from any act or omission of an Indemnitee which constitutes gross negligence or willful misconduct.

          (i) The Borrower hereby agrees to pay to the Letter of Credit Bank, on demand, all administrative fees charged by the Letter of Credit Bank in the ordinary course of business in connection with the issuance of letters of credit, honoring of drafts under letters of credit, amendments thereto, transfers thereof and all other activity with respect to letters of credit, at the then current rates established by the Letter of Credit Bank from time to time for such services rendered on behalf of customers of the Letter of Credit Bank generally.

          Section 2.8. Interest on Notes. The Borrower hereby agrees to pay interest on the unpaid principal amount of each Note for the period commencing on the date of this Agreement until the unpaid principal amount thereof is paid in full, in accordance with the following:

          (a) Floating Rate Fundings. Subject to subsection (c) below, while any outstanding principal of a Note constitutes a Floating Rate Funding, the outstanding principal balance thereof shall bear interest at an annual rate at all times equal to the Floating Rate applicable to such Floating Rate Funding.

          (b) Eurodollar Fundings. Subject to subsection (c) below, while any outstanding principal of a Note constitutes a Eurodollar Funding, the outstanding principal balance thereof shall bear interest for the applicable Interest Period at an annual rate equal to the Eurodollar Rate established with respect such Eurodollar Funding in accordance with Section 2.3, 2.4 or 2.5 hereof.

          (c) Default Rate. From and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Required Banks, the outstanding principal balance of each Note shall bear interest, until paid in full, at a rate equal to the sum of (i) the interest rate otherwise in effect with respect to such outstanding principal and (ii) two percent (2%). In addition, any unreimbursed amounts payable under Section 2.7 and all fees, indemnification obligations and other Obligations not paid when due hereunder shall bear interest, until paid in full, at an annual rate equal to the sum of (i) the Floating Rate (with the then applicable Revolving Facility Margin) and (ii) two percent (2%) (each rate described in this subsection (c) herein a "Default Rate").

          (d) Savings Clause. Notwithstanding anything in this Section 2.8 to the contrary, at no time shall the Borrower be obligated or required to pay interest on any Obligation at a rate which could subject any Bank to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by applicable law. If, under the terms of this Agreement or any other Loan Document, the Borrower is at any time required or obligated to pay interest on any Obligation at a rate in excess of such maximum rate, the Floating Rate, Eurodollar Rate or Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of any interest thereon due hereunder. All sums paid or agreed to be paid to a Bank for the use, forbearance or detention of any Obligation, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Obligation to which such payment applies until payment in full so that the rate or amount of interest on account of any such Obligation does not exceed the maximum lawful rate of interest from time to time in effect and applicable to such Obligation for so long as the Obligation is outstanding.

          Section 2.9. Obligation to Repay Advances; Representations. The Borrower shall be obligated to repay all Advances under this Article II notwithstanding the failure of the Agent or the Swingline Bank to receive any written request therefor or written confirmation thereof and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Borrowing under the Revolving Facility or the Swingline Facility, whether written, telephonic, telecopy or otherwise, shall be deemed to be a representation by the Borrower that (a) the amount of the requested Borrowing, when added to the Revolving Facility Outstanding Amount or the Swingline Facility Outstanding Amount, as applicable, would not cause the sum of the Revolving Facility Outstanding Amount and the Swingline Facility Outstanding Amount to exceed the Borrowing Base, and (b) the statements set forth in Section 3.2 are correct as of the time of the request.

          Section 2.10. Notes; Amortization.

          (a) Revolving Facility. All Revolving Advances made by a Bank hereunder shall be evidenced by and repayable in accordance with a Revolving Note issued by the Borrower to such Bank. The aggregate unpaid principal amount of each Revolving Note shall bear interest at the applicable Floating Rate unless a Eurodollar Rate shall become applicable thereto pursuant to Sections 2.3, 2.4 or 2.5, and shall be payable on the Maturity Date with respect thereto or earlier in accordance with Section 7.2.

          (b) Swingline Facility. All Swingline Advances made by the Swingline Bank hereunder shall be evidenced by and repayable in accordance with a Swingline Note issued by the Borrower to the Swingline Bank. The aggregate unpaid principal amount of the Swingline Note shall bear interest at the Floating Rate and shall be payable on the Maturity Date with respect thereto or earlier in accordance with Section 7.2.

          (c) Term Facility. All Term Advances made by a Bank hereunder shall be evidenced by and repayable with interest in accordance with a Term Note issued by the Borrower to such Bank. The aggregate unpaid principal amount of each Term Note shall bear interest at the applicable Floating Rate unless a Eurodollar Rate shall become applicable thereto pursuant to Sections 2.4 or 2.5.

          (d) Amortization of Term Facility. The Term Facility shall be payable on the dates and in the amounts set forth below:

               Due Date                           Amount of Installment
               --------                           ---------------------

          September 30, 2002                            $2,500,000
           December 29, 2002                            $2,500,000
            March 31, 2003                              $2,500,000
             June 30, 2003                              $2,500,000
          September 30, 2003                            $2,500,000
            January 1, 2004                             $2,500,000
            March 31, 2004                              $3,125,000
             June 30, 2004                              $3,125,000
          September 30, 2004                            $3,125,000
           December 31, 2004                            $3,125,000
            March 31, 2005                              $3,750,000
             June 30, 2005                              $3,750,000
          September 30, 2005                            $3,750,000
             Maturity Date                        Entire unpaid balance

          Section 2.11. Interest Due Dates. Accrued interest on each Eurodollar Funding shall be payable on the last day of the Interest Period relating to such Eurodollar Funding; provided, however, that if any Interest Period is longer than three (3) months, interest shall be payable in arrears (3) three months, or a whole multiple thereof, after the first day of such Interest Period and on the last day of the Interest Period. Accrued interest on each Floating Rate Funding shall be payable monthly in arrears on the last day of each month and at maturity.

          Section 2.12. Computation of Interest and Fees. Interest accruing on the Notes and on the unreimbursed portion of any Letter of Credit Amount, all Letter of Credit Fees, Commitment Fees and other fees described in Section 2.13 shall be computed on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days.

          Section 2.13. Fees. The Borrower hereby agrees to pay the following fees to the Agent and the Banks in accordance with the following:

          (a) Origination and Structuring Fees. The Borrower agrees to pay (i) to the Agent, for the sole and exclusive account of the Agent, the one-time arrangement and origination fees payable to the Agent as provided in the Fee Letter, (ii) to each Bank (other than LaSalle Bank), a one-time origination fee calculated as three-eighths of one percent of such Bank's aggregate Commitments, and (iii) to U.S. Bank National Association, a one-time arrangement fee payable to it as provided in the Supplemental Fee Letter (collectively, (i), (ii) and (iii) being the "Origination and Structuring Fees").

          (b) Commitment Fee. The Borrower agrees to pay to the Agent, for the pro rata account of the Banks, an ongoing commitment fee (the "Commitment Fee") computed as the product of an annual rate equal to (i) the applicable Margin relating to the Commitment Fee and (b) the daily average amount by which (A) the sum of the Revolving Commitment Amount exceeds (B) the Revolving Facility Outstanding Amount from the Closing Date to and including the Revolving Commitment Termination Date, payable quarterly in arrears on the last Business Day of each calendar quarter. The Swingline Facility Outstanding Amount shall not in any event constitute a portion of the Revolving Facility Outstanding Amount for purposes of determining the Commitment Fee. Any such Commitment Fee remaining unpaid on the Revolving Commitment Termination Date shall be due and payable on such date. The Commitment Fee shall be shared by the Banks on the basis of their respective Percentages of the Revolving Facility.

          (c) Audit Fees. The Borrower agrees to pay to the Agent, on written demand, reasonable fees charged by the Agent in connection with any audits or inspections by the Agent (or by the employees, agents, consultants or auditors of the Agent) of any Collateral or the operations or businesses of any Credit Party, together with actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection; provided, however, that until the occurrence of an Event of Default the Borrower shall not be obligated to reimburse the Agent for more than two (2) such audits or inspections conducted by the Agent during any fiscal year of the Borrower.

          (d) Agency Fees. The Borrower agrees to pay to the Agent, for the sole and exclusive account of the Agent, the agency fee provided in the Fee Letter (the "Agency Fee") in accordance with the payment terms thereof.

          Section 2.14. Use of Proceeds. Proceeds of the Term Facility shall be used to refinance and retire all existing term indebtedness owing from the Borrower to Bank One, N.A. Proceeds of the initial Borrowing under the Revolving Facility shall be used to refinance and retire all existing revolving indebtedness owing from the Borrower to Bank One, N.A. Proceeds of each additional Borrowing under the Revolving Facility and each Borrowing under the Swingline Facility shall be used by the Borrower for Permitted Acquisitions and its working capital purposes and general corporate purposes.

          Section 2.15. Voluntary Reduction or Termination of the Commitments; Prepayments.

          (a) Reduction or Termination of Revolving Commitments. The Borrower, from time to time upon not less than thirty (30) Business Days' prior written notice to the Agent, may permanently reduce the Revolving Commitment Amount; provided, however, that no such reduction shall reduce the Revolving Commitment Amount to an amount less than the greater of (i) the Swingline Commitment Amount or (ii) the Revolving Facility Outstanding Amount. Any such voluntary reduction shall be pro rata as to all Revolving Commitments according to each Bank's Percentage of the Revolving Facility and shall be in an aggregate amount equal to $2,000,000 or a higher integral multiple of $1,000,000. The Borrower at any time prior to the Revolving Commitment Termination Date may terminate the Revolving

          Commitments by (i) providing to the Agent not less than thirty (30) Business Days' prior written notice of its intention to so terminate the Revolving Commitments and (ii) making payment in full of all Notes and all other monetary Obligations and terminating, or making a cash deposit with respect to, all outstanding Letters of Credit.

               (b) Reduction or Termination of Swingline Commitment. The Borrower, from time to time upon not less than thirty (30) Business Day's prior written notice to the Swingline Bank, may permanently reduce the Swingline Commitment Amount; provided, however, that no such reduction shall reduce the Swingline Commitment Amount to an amount less than the Swingline Facility Outstanding Amount. Any such voluntary reduction shall be an aggregate amount equal to $1,000,000 or a higher integral multiple of $500,000. The Borrower at any time prior to the Revolving Commitment Termination Date may terminate the Swingline Commitment by (y) providing to the Swingline Bank not less than thirty (30) Business Days' prior written notice of its intention to so terminate the Swingline Commitment and (z) making payment in full of the Swingline Note.

               (c) Prepayments. If the sum of the Revolving Facility Outstanding Amount and the Swingline Facility Outstanding Amount shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances and Swingline Advances in an amount equal to such excess, without notice or demand by the Agent, the Swingline Bank or any Bank. The Borrower from time to time may voluntarily prepay the Notes in whole or in part. In the event of either mandatory prepayment or voluntary prepayment hereunder (i) any prepayment of a Facility shall be applied against outstanding Advances of each Bank under that Facility pro rata according to each Bank's Percentage of that Facility, (ii) each prepayment of the Notes shall be made to the Agent not later than 2:00 p.m. Local Time, on a Business Day, and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day, (iii) each partial prepayment of Fundings which, at the time of such prepayment, bear interest at a Eurodollar Rate shall be accompanied by accrued interest on such partial prepayment through the date of prepayment and additional compensation calculated in accordance with Section 2.19,
          (iv) each partial prepayment of Fundings with respect to a Facility which, at the time of such prepayment, bear interest at a Eurodollar Rate, shall be in an aggregate amount equal to the applicable minimum Funding amount specified in Section 2.5 for such Facility and, after application of any such prepayment, shall not result in a Eurodollar Funding remaining outstanding in an amount less than such minimum Funding amount, (v) each partial prepayment of Fundings with respect to the Revolving Facility or the Term Facility which, at the time of such prepayment, bear interest at a Floating Rate, shall be in an aggregate amount equal to $2,000,000 or a higher integral multiple of $1,000,000, unless (in either case) the aggregate outstanding balance of all Notes under the Facility being prepaid is less than such minimum Funding amount, in which event any such prepayment may be in such lesser amount, (vi) unless notified by the Borrower in writing to the contrary, the

          Agent shall apply all partial prepayments first, to Swingline Advances, second, to Revolving Advances and, third, to Term Advances and (vii) each partial prepayment of the Term Facility shall be applied to principal installments becoming due under Section 2.10 in inverse order of their respective maturities.

               Section 2.16. Payments.

               (a) Making of Payments. All payments of principal of and interest due with respect to a Facility shall be made to the Agent for the account of the Banks pro rata according to their respective Percentages of such Facility; provided, that any such payments so received by the Agent after the occurrence of an Event of Default hereunder shall be allocated among the Banks pro rata according to their Default Percentages. All payments of fees pursuant to Section
          2.13 shall be made to the Agent for the account of the Agent or the Banks, as specified in Section 2.13. All payments on account of a Facility shall be made to the Agent at its office in Chicago, Illinois not later than 2:00 p.m. Local Time, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received on the next following Business Day. The Borrower hereby authorizes the Agent to charge the Borrower's demand deposit account maintained with the Agent (or with any other Bank) for the amount of any Obligation on its due date, but the Agent's failure to so charge any such account shall in no way affect the obligation of the Borrower to make any such payment. The Agent shall remit to each Bank in immediately available funds on the same Business Day as received by the Agent its share of all such payments received by the Agent for the account of such Bank. All payments under Section 2.17,
          2.18 or 2.19 shall be made by the Borrower directly to the Bank entitled thereto.

               (b) Effect of Payments. Each payment by the Borrower to the Agent for the account of any Bank pursuant to Section 2.16(a) shall be deemed to constitute payment by the Borrower directly to such Bank, provided, however, that in the event any such payment by the Borrower to the Agent is required to be returned to the Borrower for any reason whatsoever, then the Borrower's obligation to such Bank with respect to such payment shall be deemed to be automatically reinstated.

               (c) Distributions by Agent. Unless the Agent shall have been notified by a Bank or the Borrower prior to the date on which such Bank or the Borrower is scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of an Advance to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for the account of one or more of the Banks hereunder (such payment by a Bank or the Borrower (as the case may be) being herein called a "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or the Borrower (as the case may be) has not in fact made the

          Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon for each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate (i) equal to the Federal Funds Rate for such day, in the case of a Required Payment owing by a Bank, or (ii) equal to the applicable rate of interest as provided in this Agreement, in the case of a Required Payment owing by the Borrower.

               (d) Setoff. The Borrower agrees that each Bank, subject to such Bank's sharing obligations set forth in Section 8.6, shall have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that if at any time any Obligation is due and owing by the Borrower under this Agreement to any Bank at a time when an Event of Default has occurred and is continuing hereunder, any Bank may apply any and all balances, credits, and deposits, accounts or moneys of the Borrower then or thereafter in the possession of such Bank (excluding, however, any trust or escrow accounts held by the Borrower for the benefit of any third party) to the payment thereof.

               (e) Due Date Extension. Subject to subsection (b) of the definition of "Interest Period" with respect to Eurodollar Fundings, if any payment of principal of or interest on any Funding or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

               (f) Application of Payments. Except as otherwise provided herein, so long as no Default or Event of Default has occurred and is continuing hereunder, each payment received from the Borrower shall be applied to such Obligation as the Borrower shall specify by notice to be received by the Agent on or before the date of such payment, or in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its appropriate share of any such payment (based upon such Bank's Percentage of the Facility to which such payment relates), the Agent shall advise such Bank as to the application of such payment. Except as otherwise provided in Article VIII, after the occurrence of a Default or Event of Default, all payments received by the Agent or any Bank from the Borrower shall be shared on the basis of each Bank's Default Percentage thereof.

               Section 2.17. Taxes. All payments made by the Borrower to the Agent or any Bank (herein any "Payee") under or in connection with this Agreement or the Notes shall be made without any setoff or other counterclaim, and shall be free and clear of and without deduction for or on account of any present or future taxes now or hereafter imposed by any governmental or other authority, except to the extent that any such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise and other taxes of whatever nature (other than taxes generally assessed on the overall net income of a Payee by the government or other authority of the country, state or political subdivision in which such Payee is incorporated or in which the office through which such Payee is acting is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. "Taxes" shall not include, however, any foreign withholding taxes or similar deductions imposed solely as a result of a Bank's election to fund an Advance through a foreign office of such Bank. If the Borrower is notified that it is compelled by law to make any deductions or withholdings on account of any Taxes (including any foreign withholding) it will:

               (a) pay to the relevant authorities the full amount required to be so withheld or deducted;

               (b) pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by the Payee after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount the Payee would have received had no such deductions or withholdings been made; and

               (c) promptly forward to the Agent (for delivery to the appropriate Payee) an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities.

The amount that the Borrower shall be required to pay to any Payee pursuant to the foregoing clause (b) shall be reduced, to the extent permitted by applicable law, by the amount of any offsetting tax benefit which such Payee receives as the result of the Borrower's payment to the relevant authorities as reasonably determined by such Payee; provided, however, that if such Payee shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, the Borrower shall promptly remit to such Payee the amount certified by such Payee to be the amount necessary to restore such Payee to the position it would have been in if no payment had been made pursuant to this sentence. If any Taxes otherwise payable by the Borrower pursuant to the foregoing are directly asserted against a Payee, such Payee may pay such taxes and the Borrower promptly shall reimburse such Payee to the full extent otherwise required under this Section 2.17. The obligations of the Borrower under this Section 2.17 shall survive any termination of this Agreement.

               Section 2.18. Increased Costs; Capital Adequacy; Funding Exceptions.

               (a) Increased Costs on Eurodollar Advances. If Regulation D of the Board of Governors of the Federal Reserve System or after the date of this Agreement the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall:

                   (i) subject a Bank to or cause the withdrawal or termination of any exemption previously granted to a Bank with respect to, any tax, duty or other charge with respect to its Eurodollar Fundings or its obligation to make Eurodollar Fundings, or shall change the basis of taxation of payments to a Bank of the principal of or interest under this Agreement in respect of its Eurodollar Fundings or its obligation to make Eurodollar Fundings (except for changes in the rate of tax on the overall net income of a Bank imposed by the jurisdictions in which a Bank's principal executive office is located); or

                   (ii) impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 2.6), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Bank; or

                   (iii) impose on a Bank any other condition affecting its
               making, maintaining or funding of its Eurodollar Fundings or its obligation to make Eurodollar Fundings;

          and the result of any of the foregoing is to increase the cost to an affected Bank of making or maintaining any Eurodollar Funding, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Notes with respect to a Eurodollar Funding, then the affected Bank will notify the Borrower and the Agent of such increased cost and within fifteen (15) days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand) the Borrower shall pay to such Bank such additional amount or amounts as will compensate the Bank for such increased cost or such reduction; provided, however, that no such increased cost or such reduction shall be payable by the Borrower for any period longer than ninety (90) days prior to the date on which notice thereof is delivered to the Borrower. Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 2.18. If the Borrower receives notice from a Bank of any event which will entitle such Bank to compensation pursuant to this Section 2.18, the Borrower may prepay any then outstanding Eurodollar Fundings or notify the affected Bank that any pending request for a Eurodollar Funding shall be deemed to be a request for a Floating Rate Funding, in each case subject to the provisions of Section 2.19.

               (b) Capital Adequacy. If a Bank determines at any time that such Bank's Return has been reduced as a result of any Capital Adequacy Rule Change, such Bank may require the Borrower to pay to such Bank the amount necessary to restore such Bank's Return to what it would have been had there been no Capital Adequacy Rule Change. For purposes of this Section 2.18(b), the following definitions shall apply:

                   (i) "Return", for any calendar quarter or shorter period, means the percentage determined by dividing (A) the sum of interest and ongoing fees earned by a Bank under this Agreement during such period by (B) the average capital such Bank is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Bank based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for a Bank for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                   (ii) "Capital Adequacy Rule" means any generally applicable law, rule, regulation or guideline regarding capital adequacy that applies to a Bank, or the interpretation thereof by any governmental or regulatory authority. Capital Adequacy Rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                   (iii) "Capital Adequacy Rule Change" means any generally
               applicable change in any Capital Adequacy Rule occurring after the date of this Agreement, but does not include any changes in applicable requirements that at the date hereof are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that a Bank is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of such Bank's financial condition.

          The initial notice sent by a Bank shall be sent as promptly as practicable after such Bank learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Bank's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in such Bank's Return and such Bank's calculation of the amount of such reduction. Thereafter, a Bank may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore such Bank's Return for that quarter. A Bank's calculation in any such notice shall be conclusive and binding absent demonstrable error.

               (c) Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                   (i) the Agent determines that, or the Required Banks determine and advise the Agent that, deposits in U.S. dollars (in the applicable amounts) are not being offered in the London interbank eurodollar market for such Interest Period; or

                   (ii) the Agent otherwise determines, or the Required Banks determine and advise the Agent (which determination shall be binding and conclusive on all parties), that by reason of circumstances affecting the

               London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

                   (iii) the Agent determines, or the Required Banks determine and advise the Agent, that the Eurodollar Rate as determined by the Agent will not adequately and fairly reflect the cost to the Banks of maintaining or funding a Eurodollar Funding for such Interest Period, or that the making or funding of Eurodollar Fundings has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Eurodollar Fundings;

          then the Agent shall promptly notify the affected parties and (A) in the event of any occurrence described in the foregoing clause (i) the Borrower shall enter into good faith negotiations with each affected Bank in order to determine an alternate method to determine the Eurodollar Rate for such Bank, and during the pendancy of such negotiations with any Bank, such Bank shall be under no obligation to make any new Eurodollar Fundings, and (B) in the event of any occurrence described in the foregoing clauses (ii) or (iii), for so long as such circumstances shall continue, no Bank shall be under any obligation to make any new Eurodollar Fundings.

               (d) Illegality. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by a Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it or, in the good faith judgment of the affected Bank, shall raise a substantial question as to whether it is unlawful for such Bank to make, maintain or fund Eurodollar Fundings, then (i) the affected Bank shall promptly notify the Borrower and the Agent, (ii) the obligation of the affected Bank to make, maintain or convert into Eurodollar Fundings shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) for the duration of such unlawfulness, any notice by the Borrower pursuant to Sections 2.3, 2.4 or 2.5 requesting the affected Bank to make or convert into Eurodollar Fundings shall be construed as a request to make or to continue making Floating Rate Fundings.

               (e) Procedures to Mitigate. If circumstances arise in respect of any Bank which would or would upon the giving of notice result in any liability of the Borrower under this Section 2.18 then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under this Section 2.18, such Bank shall promptly, upon becoming aware of the same, notify the Agent and the Borrower thereof and shall, in consultation with the Agent and the Borrower and to the extent that it can do so without, in its reasonable judgment, disadvantaging itself, take such reasonable steps as may be available to it to mitigate the effects of such circumstances

          (including, without limitation, the designation of an alternate office or the transfer of its Eurodollar Fundings to another office). If and so long as a Bank has been unable to take, or has not taken, steps reasonably acceptable to the Borrower to mitigate the effect of the circumstances in question, such Bank shall be obliged, at the request of the Borrower, to assign all its rights and obligations hereunder to another Person designated by the Borrower with the approval of the Agent (which shall not be unreasonably withheld) and willing to participate in the Facilities in place of such Bank; provided that such Person satisfies all of the requirements of this Agreement, including, but not limited to, providing the forms and documents required by Section 8.15 and any such Person shall cover all costs incurred in connection with effecting such replacement.

               Section 2.19. Funding Losses. The Borrower hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Bank against any loss or expense which such Bank may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Eurodollar Fundings) or which such Bank may be deemed to have sustained or incurred, as reasonably determined by such Bank, (i) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with any Eurodollar Fundings, (ii) due to any failure of the Borrower to borrow or convert any Eurodollar Fundings on a date specified therefor in a notice thereof or (iii) due to any payment or prepayment of any Eurodollar Funding on a date other than the last day of the applicable Interest Period for such Eurodollar Funding. For this purpose, all notices under Sections 2.3, 2.4 and 2.5 shall be deemed to be irrevocable.

               Section 2.20. Right of Banks to Fund through Other Offices. Each Bank, if it so elects, may fulfill its agreements hereunder with respect to any Eurodollar Funding by causing a foreign branch or affiliate of such Bank to make such Eurodollar Funding; provided, that in such event the obligation of the Borrower to repay such Eurodollar Funding shall nevertheless be to such Bank and such Eurodollar Funding shall be deemed held by such Bank for the account of such branch or affiliate.

               Section 2.21. Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain all or any part of its Eurodollar Fundings in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including, without limitation, Section 2.19 hereof) all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Funding during each Interest Period for such Eurodollar Funding through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate Eurodollar Rate for such Interest Period.

               Section 2.22. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of a Bank pursuant to Section 2.17, 2.18, or 2.19 shall be conclusive absent demonstrable error. Each Bank may use reasonable averaging and attribution methods in determining compensation pursuant to such Sections 2.17, 2.18 or 2.19 and the provisions of Sections 2.17, 2.18 and 2.19 shall survive termination of this Agreement.

                                   ARTICLE III

                              CONDITIONS OF LENDING

               Section 3.1. Conditions Precedent to the Initial Advance. The obligation of the Banks to fund the initial Advances or issue any Letter of Credit is subject to the condition precedent that the Agent shall have received the following, each in form and substance satisfactory to the Required Banks:

               (a)  The Notes, properly executed on behalf of the Borrower.

               (b) The Guaranties, properly executed on behalf of the appropriate Guarantor.

               (c) The Security Documents, properly executed on behalf of the appropriate Credit Party, together with:

                    (i) financing statements with respect to each Credit Party to be filed in all jurisdictions which, in the opinion of the Agent, are reasonably necessary to perfect the security interests created by the Security Documents, to the extent such security interests can be perfected by filing; and

                    (ii) current searches of appropriate filing offices in each state (and county, to the extent relevant) in which a Credit Party has an office or otherwise conducts business (including, without limitation, patent and trademark offices, secretaries of state and county recorders) showing that no state or federal tax liens have been filed and remain in effect against any Credit Party, and that no financing statements or other notifications or filings have been filed and remain in effect against any Credit Party, other than those for which the Agent has received an appropriate release, termination or satisfaction or those permitted in accordance with Section 6.1.

               (d) Evidence of all insurance required by the terms of any Loan Document, together with appropriate certificates and loss payable endorsements showing the Agent as additional insured and loss payee thereunder.

               (e) A certified copy of the executed Indenture, certified by an appropriate officer of the Borrower.

               (f) Evidence that all actions which, in the opinion of the Agent, are reasonably necessary to perfect and protect the security interests created by the Security Documents have been taken.

               (g) Copies of the Articles of Incorporation and Bylaws (or other comparable organizational documents) of each Credit Party, certified by the Secretary or Assistant Secretary of such Credit Party as being true and correct copies thereof.

               (h) A certificate of good standing for each Credit Party, dated not more than thirty (30) days prior to the date hereof, and evidence satisfactory to the Agent that each Credit Party is qualified to conduct its business in each state where it presently conducts such business if failure to obtain any such qualification or licensing would have a Material Adverse Effect.

               (i) A signed copy of a certificate of the Secretary or an Assistant Secretary of each Credit Party which shall certify the names of the officers of such Credit Party authorized to sign the Loan Documents to which such Credit Party is a party and the other documents or certificates to be delivered pursuant to this Agreement, including (as to the Borrower) requests for Advances and Eurodollar Fundings, together with the true signatures of such officers. The Agent and each Bank may conclusively rely on such certificates until they shall receive a further certificate of the Secretary of an Assistant Secretary of a Credit Party canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

               (j)  A Borrowing Base Certificate as of a date not more than ten
          (10) days prior to the Closing Date.

               (k) Collateral audit reports in all respects satisfactory to the Agent.

               (l) The following financial information: (i) audited financial statements for the period ended December 30, 2001 for the Consolidated Group (as of such date), (ii) interim financial statements of the Consolidated Group for the period from December 30, 2001 through and including July 14, 2002; and (iii) a business plan for the Borrower's 2002 fiscal year, including a written analysis of the business and prospects for the Consolidated Group for such year and for each year thereafter through the Borrower's fiscal year end, 2005, together with financial projections for the period commencing December 31, 2001, and ending on January 1, 2006, prepared by management of the Borrower, together with a summary of key assumptions utilized by management in the preparation of such projections.

               (m) Documentation acceptable to the Banks demonstrating that the Obligations qualify as "Senior Debt" for all purposes of the Indenture.

               (n) A signed copy of an opinion of counsel for each Credit Party addressed to the Agent on behalf of the Banks.

               (o) The Fee Letter and the Supplemental Fee Letter, each executed on behalf of the Borrower.

               (p) An ISDA Master Agreement with all appropriate Schedules and Confirmations (as each term is defined in such ISDA Master Agreement) with respect to the Permitted Rate Hedging Arrangements, executed on behalf of the Borrower.

               (q) Payment of all fees and expenses then due and payable pursuant to Sections 2.13 and 9.4 hereof.

               Section 3.2. Conditions Precedent to All Advances. The obligation of the Banks to make each Advance or issue a Letter of Credit shall be subject to the further conditions precedent that on such date:

               (a) the representations and warranties contained in Article IV hereof are correct in all material respects on and as of the date of such Advance or Letter of Credit as though made on and as of such date;

               (b) no event has occurred and is continuing, or would result from such Advance or Letter of Credit, which constitutes a Default or an Event of Default; and

               (c) there has been no material adverse change in the financial condition or prospects of any Credit Party since the date of the financial statements described in Section 4.5.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants to the Banks as follows:

               Section 4.1. Legal Existence and Power; Name; Chief Executive Office. Each Credit Party is a legal entity duly organized, validly existing and in good standing under the laws of its respective state of organization, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary and where failure to obtain such licensing or qualification would have a Material Adverse Effect. Each Credit Party has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents to which it is a party. Within the last twelve (12) months, each Credit Party has done business solely under the names set forth in Schedule 4.1. The state of organization and the chief executive office and principal place of business of each Credit Party are designated as such in Schedule 4.1, each other place of business of each Credit Party is located at the address set forth in Schedule
4.1 and all records relating to their respective businesses are kept at those locations.

               Section 4.2. Authorization for Borrowings and Letters of Credit; No Conflict as to Law or Agreements. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the Letters of Credit and Advances from time to time obtained hereunder, have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval which has not been obtained prior to the date hereof,
(b) require any authorization, consent or approval by, or registration, declaration or filing (other than filing of financing statements as contemplated hereunder) with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof,
(c) violate any provision of any law, rule or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to a Credit Party or of the articles of incorporation, bylaws or other organizational documents of a Credit Party, (d) result in a breach of or constitute a default under any indenture (including, without limitation, the Indenture) or loan or credit agreement or any other material agreement, lease or instrument to which any Credit Party is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by an Credit Party (other than as required hereunder in favor of the Banks).

               Section 4.3. Legal Agreements. Each of the Loan Documents constitutes the legal, valid and binding obligations and agreements of the Credit Party which is a party thereto, enforceable against such Credit Party in accordance its terms, except to the extent that enforcement thereof may be limited by an applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity.

               Section 4.4. Subsidiaries. All Subsidiaries of each Credit Party (both direct and indirect) are set forth and described in the organizational chart in Schedule 4.4.

               Section 4.5. Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Agent audited financial statements of the Consolidated Group for its fiscal year ended December 30, 2001 and unaudited financial statements of the Consolidated Group for the twenty-eight week period ended July 14, 2002 and those financial statements fairly present the financial condition of the Consolidated Group on the dates thereof and the results of operations and cash flows for the periods then ended (subject to year-end audit adjustments) and were prepared in accordance with GAAP. Since the date of the financial statements described above, there has not occurred any event or circumstance that would have a Material Adverse Effect.

               Section 4.6. Litigation. There are no actions, suits or proceedings pending or, to the respective knowledge of the Credit Parties, threatened against or affecting any Credit

Party or the properties of any Credit Party before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Person, could reasonably be expected to have a Material Adverse Effect, except as set forth and described in
Schedule 4.6.

               Section 4.7. Regulation U. No Credit Party has engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               Section 4.8. Taxes. To their respective knowledge, each Credit Party has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Each Credit Party has filed all federal, state and local tax returns which to the knowledge of the officers of such Credit Party, are required to be filed, and each Credit Party has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except for any such tax, assessment, charge or claim whose amount, applicability or validity is being contested by an Credit Party in good faith and by proper proceedings and for which such Credit Party shall have set aside adequate reserves.

               Section 4.9. Titles and Liens. A Credit Party has good and absolute title to all properties and assets reflected in the latest balance sheet referred to in Section 4.5, free and clear of all mortgages, security interests, liens and encumbrances, except for (a) mortgages, security interests and liens permitted by Section 6.1, and (b) covenants, restrictions, rights, easements and minor irregularities in title which do not (i) materially interfere with the business or operations of any Credit Party as presently conducted and (ii) materially impair the value of the property to which they attach. In addition, no financing statement naming any Credit Party as debtor is on file in any office except to perfect only security interests permitted by
Section 6.1.

               Section 4.10. Plans. Except as disclosed on Schedule 4.10, none of the Borrower, any other Credit Party or any of their respective ERISA Affiliates (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the Code or applicable state law). None of the Borrower, any other Credit Party or any of their respective ERISA Affiliates has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the Code or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the Code is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. None of the Borrower, any other Credit Party or any of their respective ERISA Affiliates has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) under any Plan, whether or not waived,

(ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

               Section 4.11. Default. Each Credit Party is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could reasonably be expected to have a Material Adverse Effect.

               Section 4.12. Environmental Compliance. Each Credit Party has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at their respective facilities or in connection with the operation of its facilities. Except as disclosed in Schedule 4.12, each Credit Party and all activities of each Credit Party, at its facilities comply with all material Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to such Person with respect thereto. Except as disclosed in Schedule 4.12, each Credit Party is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which such Credit Party is aware and with respect to which noncompliance would have a Material Adverse Effect. Except as disclosed in
Schedule 4.12, no Credit Party is aware of, nor has any Credit Party received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

               Section 4.13. Submissions to Banks. All financial and other information provided to the Agent or any Bank by or on behalf of any Credit Party in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as of the date made as to such projections, valuations and pro forma condition and results.

               Section 4.14. Financial Solvency. Both before and after giving effect to all of the loans, guaranties and other financial accommodations contemplated herein, each Credit Party:

               (a) was not and will not be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and
          Section 2 of the Uniform Fraudulent Transfer Act;

               (b) does not have unreasonably small capital and is not engaged or about to engage in a business or a transaction for which any remaining assets of such Credit Party are unreasonably small;

               (c) does not, by executing, delivering or performing its obligations under the Loan Documents or by taking any action with respect thereto, intend to, nor believe that it will, incur debts beyond its ability to pay them as they mature;

               (d) does not, by executing, delivering or performing its obligations under the Loan Documents to which it is a party or by taking any action with respect thereto, intend to hinder, delay or defraud either its present or future creditors; and

               (e) does not contemplate filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction or country, and, to the best knowledge of such Credit Party, is not the subject of any bankruptcy or insolvency proceedings or similar proceedings under any law of any jurisdiction or country threatened or pending against such Credit Party;

provided, however, that for purposes of the foregoing representation relating to a Guarantor, no Guaranty executed by a Guarantor shall be deemed a liability of such Guarantor.

               Section 4.15 Information Regarding Real Estate. Set forth and described in Schedule 4.15 is a true and accurate description of each parcel of real estate owned or leased by a Credit Party, together with true and accurate information with respect to such parcel of real estate as set forth therein.

               Section 4.16 Intellectual Property Rights.

               (a) Owned Intellectual Property. Schedule 4.16 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which any Credit Party is the registered owner (the "Owned Intellectual Property"). Except as disclosed on Schedule 4.16, (i) a Credit Party owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or liens, whether by written agreement or otherwise, (ii) no Person other than a Credit Party owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) each Credit Party has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property owned by it.

               (b) Agreements with Employees and Contractors. Each Credit Party has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to such Credit Party, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with such Credit Party (except to the extent prohibited by law), and further requiring such Person to cooperate with such Credit Party, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

               (c)  Intellectual Property Rights Licensed from Others. Schedule
          4.16 is a complete list of all agreements under which any Credit Party has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the applicable Credit Party is obligated to make with respect thereto. Except as disclosed on Schedule 4.16 and in written agreements copies of which have been given to the Agent, each Credit Party's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 4.16, no Credit Party is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

               (d) Infringement. Except as disclosed on Schedule 4.16, no Credit Party has any knowledge of, and has not received any written claim or notice alleging, any infringement of another Person's Intellectual Property Rights (including any written claim that a Credit Party must license or refrain from using the Intellectual Property Rights of any third party) nor, to the knowledge of any Credit Party, is there any threatened claim or any reasonable basis for any such claim.

                                    ARTICLE V

                      AFFIRMATIVE COVENANTS OF THE BORROWER

               So long as any Note or Letter of Credit shall remain unpaid or outstanding or any Commitment shall be outstanding, the Borrower will comply with the following requirements, unless the Required Banks shall otherwise consent in writing:

               Section 5.1. Reporting Requirements. The Borrower will deliver, or cause to be delivered, to each Bank each of the following, which shall be in form and detail reasonably acceptable to the Required Banks:

               (a) as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, audited annual financial statements of the Consolidated Group with the unqualified opinion of independent certified public accountants selected by the Consolidated Group and acceptable to the Agent, which annual financial statements shall include the balance sheets of the Consolidated Group as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Consolidated Group for the fiscal year then ended, prepared on a consolidating and consolidated basis, all in reasonable detail and prepared in accordance with GAAP, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and (ii) a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit I, stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto, and a budget for the current fiscal year and financial projections for the current fiscal year and for the immediately succeeding fiscal year;

               (b) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, an unaudited/interim balance sheet and statement of income, cash flow and retained earnings of the Consolidated Group as at the end of and for such fiscal quarter and for the year-to-date period then ended, prepared on a consolidating and consolidated basis, in reasonable detail and stating in comparative form the budget of the Consolidated Group for such fiscal quarter and for the year-to-date period then ended and the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit J, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to (A) the applicable Status for purposes of establishing the appropriate Margins and (B) whether or not the Borrower is in compliance with the Financial Covenants;

               (c) within fifteen (15) days after the end of each month, a properly completed and executed Borrowing Base Certificate as at the end of such month;

               (d) not later than January 31 of each fiscal year of the Borrower, the projected balance sheets, income statements, Capital Expenditures budget, and cash flow statements for the Consolidated Group for each month of such year, each in reasonable detail, representing the good faith projections of the Borrower for each such month, and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Agent or the Required Banks from time to time may reasonably request;

               (e) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, agings of accounts receivable and accounts payable and such other material reports, records or information as the Agent or the Required Banks from time to time may reasonably request;

               (f) immediately after the commencement thereof, notice in writing of all uninsured litigation and of all proceedings before any governmental or regulatory agency affecting any Credit Party of the type described in Section 4.6 or which (i) seek a monetary recovery against any Credit Party in excess of $250,000 or (ii) if determined adversely to any Credit Party, could reasonably be expected to have a Material Adverse Effect;

               (g) as promptly as practicable (but in any event not later than five (5) Business Days) after an officer of the Borrower obtains knowledge of the occurrence of a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower setting forth the steps being taken by the Borrower to cure the effect of such Default or Event of Default;

               (h)  as promptly as practicable, and in any event within thirty
          (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the Borrower will deliver to the Agent a statement of the Borrower's (or, as applicable, other Credit Party's) chief financial officer setting forth details as to such Reportable Event and the action which the Borrower (or, as applicable, other Credit Party) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

               (i) as promptly as practicable, and in any event within ten (10) days after any Credit Party fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the Code, the Borrower will deliver to the Agent a statement of the Borrower's (or, as applicable, other Credit Party's) chief financial officer setting forth details as to such failure and the action which the Borrower (or, as applicable, other Credit Party) proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

               (j) as promptly as practicable, and in any event with ten (10) days after the Borrower knows or has reason to know that the Borrower or any other Credit Party has or is reasonably expected to have any liability under Section 4201 or 4243 of

          ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Agent a statement of the Borrower's (or, as applicable, other Credit Party's) chief financial officer setting forth details as to such liability and the action which Borrower (or, as applicable, other Credit Party) proposes to take with respect thereto;

               (k) promptly upon obtaining knowledge thereof, notice of the violation by any Credit Party of any law, rule or regulation, the non-compliance with which could reasonably be expected to have a Material Adverse Effect;

               (l) promptly upon their distribution, copies of all financial statements, reports, proxy statements and other communications which the Borrower shall have sent to its stockholders;

               (m) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

               (n) not later than December 1 of each year, with respect to property insurance and May 1 of each year with respect to casualty insurance, updated certificates of insurance in each case demonstrating coverage for all tangible Collateral and showing the Agent, on behalf of all Banks, as additional insured, loss payee and otherwise satisfying all requirements specified in any Loan Document;

               (o) promptly upon the execution and/or delivery of any amendment, supplement or other modification to the Indenture or the Consulting Agreement, a copy of such amendment, supplement or other modification;

               (p) promptly upon the delivery or other communication thereof, any assertion that the Obligations do not constitute "Senior Debt" under the Indenture; and

               (q) at least ten (10) days prior to the consummation of a Permitted Acquisition, such information as the Agent or the Required Banks shall reasonably require to demonstrate that the proposed acquisition constitutes a Permitted Acquisition for all purposes of this Agreement.

               Section 5.2. Books and Records; Inspection and Examination. The Borrower will keep, and will cause each other Credit Party to keep, accurate books of record and account for itself pertaining to its business and financial condition and such other matters as the Agent may from time to time request in which true and complete entries will be made in accordance with GAAP consistently applied and, upon request of and reasonable notice by the Agent, will permit any officer, employee, attorney or accountant for any Bank to audit, review, make extracts from or copy any and all corporate and financial books and records of any Credit Party at all reasonable times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to any

Credit Party, and to discuss the affairs of any Credit Party with any of its directors, officers, employees or agents. The Borrower will permit any Bank or its employees, accountants, attorneys or agents, to examine and inspect any property of any Credit Party at any time during ordinary business hours; provided, that each Bank will use reasonable efforts to conduct (or have conducted) any such examination or inspection so as to minimize disruptions to the operations of such Credit Party.

               Section 5.3. Compliance with Laws. The Borrower will, and will cause each Credit Party to, (a) comply with the requirements of all applicable laws and regulations including (but not limited to) all Environmental Laws and
(b) use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

               Section 5.4. Payment of Taxes and Other Claims. The Borrower will pay or discharge, and will cause each other Credit Party to pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of a Credit Party; provided, that no Credit Party shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which such Credit Party has set aside adequate reserves in accordance with GAAP.

               Section 5.5. Maintenance of Properties. The Borrower will keep and maintain, and will cause each other Credit Party to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted); provided, however, that nothing in this Section 5.5 shall prevent a Credit Party from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of such Credit Party, desirable in the conduct of such Credit Party's business and not disadvantageous in any material respect to the Banks. The Borrower will and will cause each other Credit Party to take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights. The Borrower will and will cause each other Credit Party to take all commercially reasonable steps necessary to prosecute any Person infringing its Intellectual Property Rights and to defend itself against any Person accusing it of infringing any Person's Intellectual Property Rights.

               Section 5.6. Insurance. The Borrower will obtain and at all times maintain, and will cause each other Credit Party to obtain and at all times maintain, insurance with insurers believed by it to be responsible and reputable in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which it operates.

               Section 5.7. Preservation of Legal Existence. The Borrower will preserve and maintain, and will cause each other Credit Party to preserve and maintain, its legal existence

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

and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

          Section 5.8 Creation of New Credit Parties and Subsidiaries. Except as required to facilitate a Permitted Acquisition, the Borrower will not create any Subsidiary, nor will it acquire any business which would constitute a Subsidiary, without first obtaining the prior written approval of the Required Banks. The Borrower will cause each new Subsidiary (whether created in connection with a Permitted Acquisition or otherwise created with the approval of the Required Banks) to execute and deliver to the Agent, for the benefit of the Banks, a Guaranty, a Security Agreement and a Trademark Security Agreement, each in form and content acceptable to the Agent, whereupon such Subsidiary shall constitute a Credit Party hereunder. In the event that any such Subsidiary is organized under a jurisdiction other than the United States of America or a state thereof, the Agent and the Banks will negotiate in good faith with the Borrower and such Subsidiary to include provisions in such Subsidiary's Guaranty designed to prevent deemed distributions to the Borrower under Section 956 of the Code; provided, however, that such provisions shall preserve the maximum security in such Subsidiary and its assets for the Agent and the Banks possible in connection with such considerations; provided, further, that neither the Agent nor any Bank shall be responsible to the Borrower, any Credit Party, any such Subsidiary or any other Person for the sufficiency of such provisions to accomplish their stated purpose.

          Section 5.9 Minimum Debt Service Coverage Ratio. As of each Covenant Computation Date occurring during the period specified in the table below, the Borrower will maintain the Debt Service Coverage Ratio of the Consolidated Group at not less than the ratio set forth opposite the applicable period below:

                        Period                                Ratio
                        ------                                -----

          Closing Date through and including              1.05 to 1.00
          January 4, 2004

          January 5, 2004 and thereafter                  1.25 to 1.00

          Section 5.10 Maximum Senior Leverage Ratio. As of each Covenant Computation Date, the Borrower will maintain the Senior Leverage Ratio of the Consolidated Group at not more than 2.00 to 1.00.

          Section 5.11 Maximum Total Leverage Ratio. As of each Covenant Computation Date occurring during the period specified in the table below, the Borrower will maintain the Total Leverage Ratio of the Consolidated Group at not more than the ratio set forth opposite the applicable period below:

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

                   Period                                      Ratio
                   ------                                      -----

     Closing Date through and including July               3.25 to 1.00
     13, 2003

     July 14, 2003 and thereafter                          3.00 to 1.00

          Section 5.12. Minimum Tangible Net Worth. As of each Covenant Computation Date occurring during the period specified in the table below, the Borrower will maintain the Tangible Net Worth of the Consolidated Group at not less than the amount set forth opposite the applicable period below:

                   Period                                      Amount
                   ------                                      ------

     Closing Date through and including July                $35,000,000
     13, 2003

     July 14, 2003 through and including                    $40,000,000
     January 4, 2004

     January 5, 2004 through and including                  $50,000,000
     January 2, 2005

     January 3, 2005 and thereafter                         $60,000,000

          Section 5.13 Establishment and Maintenance of Lockbox and Cash Management Arrangements. Not later than ninety (90) days following the Closing Date, the Borrower shall have established and thereafter shall maintain lockbox and cash management arrangements satisfactory to the Agent with one or more financial institutions satisfactory to the Agent and shall, concurrently with the establishment thereof, provide documentation satisfactory to the Agent evidencing such arrangements.

          Section 5.14 Landlord Waivers. Not later than ninety (90) days following the Closing Date, the Borrower will have obtained and delivered to the Agent landlord and/or warehouseman lien waivers, as appropriate, for each location where any Collateral is located that is not owned by a Credit Party, such waivers to be in form and substance satisfactory to the Agent. After the expiration of such ninety (90) day period, all otherwise Eligible Inventory located at any such non-owned location for which an appropriate waiver has not been obtained will no longer constitute Eligible Inventory and will continue not to constitute Eligible Inventory unless and until such waiver is obtained.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          So long as any Note or any Letter of Credit shall remain unpaid or outstanding or any Commitment shall be outstanding, the Borrower will comply with the following requirements, unless the Required Banks shall otherwise consent in writing:

          Section 6.1. Liens. The Borrower will not, and will not permit any other Credit Party to, create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any assets of any Credit Party, now owned or hereafter acquired, to secure any indebtedness; excluding from the operation of the foregoing (herein "Permitted Liens"):

          (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 6.1 (including any subsequent extension or renewal of such mortgages, deeds of trust, pledges, liens, security interests and assignments to the extent (i) the related extension or renewal of the Debt secured thereby is otherwise permitted under this Agreement, (ii) the principal amount secured thereby is not increased above the amount outstanding immediately prior to such extension or renewal, and (iii) the property subject thereto is not increased);

          (b) liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4;

          (c) materialmen's, merchants', carriers', worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.4;

          (d) pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

          (e) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of any Credit Party or the value of such property for the purpose of such business;

          (f) liens and security interests granted to the Banks pursuant to any of the Security Documents;

          (g) purchase money mortgages, liens or security interests, including conditional sale agreements, capital lease liabilities or other title retention agreements and leases which are in the nature of title retention agreements, upon or in property acquired after the date hereof by a Credit Party, or mortgages, liens or security interests existing in such property at the time of the acquisition thereof, provided that:

               (i) no such mortgage, lien or security interest extends or shall extend to or cover any property of a Credit Party other than the property then being acquired; and

               (ii) the aggregate principal amount of the indebtedness secured by any such mortgage, lien or security interest shall not exceed the cost of such property so acquired in connection therewith;

          (h) bankers' liens, rights of set off or similar rights as to accounts maintained with a financial institution;

          (i) licenses, leases or subleases granted to other Persons if and to the extent such licenses, leases and subleases do not interfere in any material respect with the business of any Credit Party or any of their respective Subsidiaries and does not diminish the value of, or impair any right of the Agent or the Banks in or to any Collateral (as such term is defined in the applicable Security Agreement); and

          (j)  liens in addition to those described in Section 6.1(a) through
     (i) securing an aggregate principal Debt amount not at any time exceeding $250,000.

          Section 6.2. Indebtedness. The Borrower will not, and will not permit any other Credit Party to, incur, create, assume, permit or suffer to exist, any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a)  Obligations arising hereunder;

          (b) Subordinated Debt; together with any extension, renewal or replacement thereof (so long as such indebtedness is not increased above the amount outstanding immediately prior to giving effect to any such extension, renewal or replacement);

          (c)  indebtedness in existence on the date hereof and listed in
     Schedule 6.2; together with any extension, renewal or replacement thereof (so long as such indebtedness is not increased above the amount outstanding immediately prior to giving effect to any such extension, renewal or replacement);

          (d) Capital Leases and indebtedness of a Credit Party secured by security interests permitted by Section 6.1(g), not to exceed $5,000,000 in the aggregate at any time outstanding;

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

          (e) other indebtedness which, when added to the outstanding principal balance of the indebtedness described in subsection (c) above does not exceed $2,000,000 in the aggregate at any time outstanding;

          (f)  intercompany loans by and between the Credit Parties; and

          (g) Permitted Rate Hedging Obligations (whether contingent or otherwise).

          Section 6.3. Guaranties. The Borrower will not, and will not permit any other Credit Party to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a)  the Guaranties;

          (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

          (c) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Schedule 6.3; together with any extension, renewal or replacement thereof (so long as such indebtedness is not increased above the amount outstanding immediately prior to giving effect to any such extension, renewal or replacement).

          Section 6.4. Investments. The Borrower will not, and will not permit any other Credit Party to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or create or acquire any Subsidiary or make any investment or acquire any interest whatsoever in, any other Person, except:

          (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of one (1) year or less, commercial paper issued by a U.S. corporation rated "A-1" or "A-2" by Standard & Poors Rating Group or "P-1" or "P-2" by Moody's Investors Service, investments in money market mutual funds whose underlying assets are exclusively investments which would otherwise be permitted investments under this Section 6.4(a), or repurchase agreements, certificates of deposit or bankers' acceptances having a maturity of one (1) year or less issued by members of the Federal Reserve System having deposits in excess of $500,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

          (b) travel advances or loans to officers and employees of any Credit Party not exceeding at any one time an aggregate for all members of the Consolidated Group of $100,000;

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

          (c) advances in the form of progress payments, prepaid rent or security deposits;

          (d) investments by any Credit Party in another Credit Party, including intercompany transfers, advances, loans, guarantees or other financial accommodations; and

          (e)  investments constituting Permitted Acquisitions.

          Section 6.5. Restricted Payments. The Borrower will not declare or pay any dividends on any shares of any class of its stock, or directly or indirectly apply any assets to the redemption, retirement, purchase or other acquisition of any shares of any class of stock of the Borrower or make any payments or distributions for any reason to or for the account or benefit of any Affiliate, except (a) Permitted Distributions, (b) Permitted Management Fee Payments, and
(c) payments owing under transactions with affiliates otherwise permitted by
Section 6.7 hereof.

          Section 6.6 Restrictions on Sale and Issuance of Subsidiary Stock. The Borrower will not:

          (a) permit any of its Subsidiaries to issue or sell any shares of any class of such Subsidiary's stock to any other Person (other than to the Borrower or a wholly-owned Subsidiary of the Borrower); or

          (b) sell, transfer or otherwise dispose of any shares of any class of stock of any of its Subsidiaries to any other Person (except to a wholly owned Subsidiary of the Borrower); or

          (c) permit any of its Subsidiaries to sell, transfer or otherwise dispose of any shares of any class of stock of any other Subsidiary of the Borrower to any other Person (other than to the Borrower or a wholly-owned Subsidiary of the Borrower);

provided, however, that the foregoing shall not otherwise prohibit a Permitted Acquisition.

          Section 6.7 Transactions With Affiliates. The Borrower will not, and will not permit any other Credit Party to enter into or be a party to any transaction with any Affiliate of the Borrower or any such Credit Party that is not also a Credit Party except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of such Credit Party; provided, however, that the foregoing restrictions shall not prevent any Permitted Distributions or Permitted Management Fee Payments.

          Section 6.8. Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not, and will not permit any other Credit Party to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of the assets of the Consolidated

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

Group (other than the sale of Inventory in the ordinary course of business), whether in one transaction or in a series of transactions, to any other Person and will not liquidate, dissolve or suspend its business operations. For purposes of the foregoing, a "substantial part" of the Consolidated Group's assets shall mean assets in excess of 10% of the book value of the Consolidated Group's assets, determined in accordance with GAAP.

          Section 6.9. Consolidation and Merger; Asset Acquisitions. The Borrower will not, and will not permit any other Credit Party to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person, except for the merger of any Credit Party into another Credit Party or any Subsidiary into a Credit Party; provided that such Credit Party survives as the sole remaining entity.

          Section 6.10. Sale and Leaseback. The Borrower will not, and will not permit any other Credit Party to, enter into any arrangement, directly or indirectly, with any other Person whereby any Credit Party shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which a Credit Party intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, however, that, the foregoing shall not prohibit the Borrower's sale and leaseback of certain real and personal property located in Parkersburg, Ohio with an aggregate fair market value of not more than two million dollars ($2,000,000).

          Section 6.11. Restrictions on Nature of Business. The Borrower will not, and will not permit any other Credit Party to, engage in any line of business materially different from that presently engaged in by the Borrower or any such Credit Party and will not purchase, lease or otherwise acquire assets not related to its business.

          Section 6.12. Accounting. The Borrower will not, and will not permit any other Credit Party to, adopt any material change in accounting principles, other than as required by GAAP, and will not adopt, permit or consent to any change in its fiscal year.

          Section 6.13. Capital Expenditures. The Borrower will not, and will not permit any other Credit Party to, make Capital Expenditures during any fiscal year of the Borrower in an aggregate amount (for the entire Consolidated Group) in excess of the Capital Expenditures Threshold; provided, however, that no such Capital Expenditures shall be permitted to the extent they would result in a failure of the Borrower to comply with any Financial Covenant or any other covenant or agreement of the Borrower hereunder.

          Section 6.14. Hazardous Substances. The Borrower will not cause or permit, and will not permit any other Credit Party to cause or permit, any Hazardous Substances to be disposed of in any manner which might result in any material liability to any Credit Party on, under or at any real property which is operated by any Credit Party or in which any Credit Party has any interest.

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

           Section 6.15. Subordinated Debt. The Borrower will not, and will not permit any other Credit Party to, issue any Subordinated Debt without first obtaining the prior written consent of the Required Banks (it being understood that any Subordinated Debt for which a Subordination Agreement has been delivered on and as of the Closing Date shall be deemed permitted by the Required Banks without further action of the Required Banks) and, if obtained, shall not (i) make any payment of any principal, interest or fees due under or acquire any Subordinated Debt in violation of the Subordination Agreement related thereto, (ii) give security for all or any part of any Subordinated Debt, (iii) take any action whereby the subordination of any Subordinated Debt or any part thereof to the Obligations might be terminated, impaired or adversely affected, (iv) omit to give the Agent prompt written notice of any default under any Subordinated Debt by reason whereof any Subordinated Debt might become or be declared to be immediately due and payable, (v) make any payment in respect of Subordinated Debt other than regularly scheduled principal or interest payments, (vi) make any payment of any kind in respect of Subordinated Debt if, after giving effect thereto, such payment would violate the terms of the Credit Agreement or the Indenture, or (vii) purchase or otherwise acquire any Subordinated Debt (including, without limitation, any acquisition of Subordinated Debt pursuant to a Change of Control Offer (as defined in the Indenture)).

           Section 6.16 Amendment of Indenture and Consulting Agreement. The Borrower will not and will not permit any other Credit Party or any Subsidiary of the Borrower or any other Credit Party to:

           (a)  amend, supplement or otherwise modify the Indenture such that
      (i) the Obligations fail to constitute Senior Debt (as defined in the Indenture) for all purposes of the Indenture, or (ii) the subordination provisions contained therein are otherwise amended to the detriment of the Agent or any Bank; or

           (b) amend, supplement or otherwise modify the Consulting Agreement if a Default or Event of Default has occurred and is then continuing or, at any time, amend, supplement or otherwise modify the Consulting Agreement such that amounts payable by any one or more of the Credit Parties thereunder increases by more than 10% per annum.

                                   ARTICLE VII

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

           Section 7.1. Events of Default. "Event of Default", wherever used herein, means any one of the following events:

           (a) default in the payment of any principal of any Note when it becomes due and payable, including, without limitation, any such payment becoming due and payable under Section 2.15(c); or

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

               (b) default in the payment of any interest on any Note or in the payment of any fees, costs or expenses required to be paid by the Borrower under any Loan Document and the continuation of such default for more than three (3) Business Days; or

               (c) default in the performance, or breach, of Section 5.1, any Financial Covenant or any covenant or agreement on the part of the Borrower contained in Article VI; or

               (d) the Obligations or any portion thereof shall cease to constitute "Senior Debt" for all purposes of the Indenture or shall otherwise cease to have the benefit of the subordination provisions in
          Article 10 of the Indenture; or

               (e) default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with) or default in the performance, or breach, of any covenant or agreement of any Credit Party in any other Loan Document and the continuance of such default or breach for a period of thirty (30) calendar days after the Borrower or any such Credit Party has or should reasonably have had notice thereof; or

               (f) any Credit Party shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Credit Party shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Credit Party; or any Credit Party shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against such Credit Party; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of an Credit Party and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

               (g) a petition naming any Credit Party as debtor shall be filed under the United States Bankruptcy Code; or

               (h) any representation or warranty made by any Credit Party in any Loan Document or by the Borrower (or any of its officers) in any request for a Borrowing, or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made; or

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

               (i) the rendering against any Credit Party of a final judgment, decree or order for the payment of money in excess of $2,000,000 (unless the payment of such judgment is fully insured) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive calendar days without a stay of execution; or

               (j) a writ of attachment, garnishment, levy or similar process shall be issued against or served on the Agent or any Bank with respect to (i) any property of any Credit Party in the possession of the Agent or any such Bank, or (ii) any indebtedness of the Agent or any such Bank to any Credit Party; or

               (k) a default shall occur under the Indenture and any applicable period of grace, if any, specified therein shall expire; or

               (l) a default under any material credit agreement, security agreement, mortgage or deed of trust, bond, debenture, note, securitization agreement or other evidence of indebtedness or similar obligation of any Credit Party or under any indenture or other instrument under which any such evidence of indebtedness or similar obligation has been issued or by which it is governed (other than one for which a default in the performance thereof or whose breach is elsewhere in this Section 7.1 specifically dealt with) and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; or

               (m) any Guarantor shall attempt to reject, terminate or rescind its Guaranty or shall contest in any manner the validity, binding nature or enforceability of its Guaranty; or

               (n) any Reportable Event, which the Agent or the Required Banks determine in good faith may constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by the Agent; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower, any other Credit Party or any of their respective ERISA Affiliates shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower, any other Credit Party or any of their respective ERISA Affiliates shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the Code, which the Agent or the Required Banks determine in good faith may by itself, or in combination with any such failures that the Agent or the Required Banks may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's or any other Credit Party's assets in favor of the Pension Plan;

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

          or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower or any other Credit Party to the Multiemployer Plan under Title IV of ERISA; or

               (o) any Credit Party shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or shall sell all or substantially all of its assets, unless such Credit Party is merged into, or its business becomes part of, another Credit Party; or

               (p)  any Change of Control shall occur.

               Section 7.2. Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured or waived to the written satisfaction of the Required Banks, the Agent or the Required Banks may (and, upon written request of the Required Banks the Agent shall) exercise any or all of the following rights and remedies:

               (a) by notice to the Borrower, declare the Commitments to be terminated, whereupon the same shall forthwith terminate;

               (b) by notice to the Borrower, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

               (c) by notice to the Borrower, demand payment by the Borrower of funds with respect to each outstanding Letter of Credit in an amount sufficient to fund a cash escrow equal to the Letter of Credit Amount, which cash escrow will be held by the Agent (or its designee), without interest, as a pledged cash collateral account and applied to reimbursement of all drafts submitted under outstanding Letters of Credit;

               (d) without notice to the Borrower and without further action, apply any and all monies owing by any Bank to any Credit Party to the payment of the Notes, including interest accrued thereon, and of all other Obligations then owing by the Borrower hereunder;

               (e) exercise and enforce the rights and remedies available to the Banks under any Loan Document;

               (f) exercise any other rights and remedies available to any Bank by law or agreement.

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Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(f), (g) or (j) the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

                                  ARTICLE VIII

                         AGREEMENT AMONG BANKS AND AGENT

               Section 8.1. Authorization; Powers; Agent for Collateral Purposes. Each Bank irrevocably appoints and authorizes the Agent to act as administrative agent for and on behalf of such Bank to the extent provided herein, in any Loan Documents or in any other document or instrument delivered hereunder or in connection herewith, and to take such other actions as may be reasonably incidental thereto. The Agent agrees to act as administrative agent for each Bank upon the express conditions contained in this Article VIII, but in no event shall the Agent constitute a fiduciary of any Bank, nor shall the Agent have any fiduciary responsibilities in respect of any Bank. In furtherance of the foregoing, and not in limitation thereof, each Bank irrevocably (a) authorizes the Agent to execute and deliver and perform those obligations under each of the Loan Documents to which the Agent is a party as are specifically delegated to the Agent, and to exercise all rights, powers and remedies as may be specifically delegated hereunder or thereunder, together with such additional powers as may be reasonably incidental thereto, (b) appoints the Agent as nominal beneficiary or nominal secured party, as the case may be, under the Loan Documents and all related UCC financing statements, and (c) authorizes the Agent to act as collateral agent of and for such Bank for purposes of holding, perfecting and disposing of Collateral under the Loan Documents. As to any matters not expressly provided for by the Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks or, if so required pursuant to Section 9.2, upon the instructions of all Banks; provided, however, that except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and the Agent shall not in any event be required to take any action which is contrary to the Loan Documents or applicable law.

               Section 8.2. Application of Proceeds. The Agent, after deduction of any costs of collection, as provided in Section 8.5, shall remit to each Bank (to the extent a Bank is to share therein) that Bank's pro rata share of all payments of principal, interest and fees payable hereunder in accordance with such Bank's appropriate Percentage with respect to the Facility under which such payments are received; provided, however, that all payments received after the occurrence of an Event of Default, after application to the costs and expenses incurred by the Agent or any Bank in collection thereof (as contemplated in Section 8.5), shall be allocated to the Banks in accordance with their Default Percentages. Notwithstanding anything to the contrary in this Agreement or any other Loan Document (i)

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all payments received by the Agent or any Bank prior to the occurrence of an
Event of Default in respect of Permitted Rate Hedging Obligations shall be remitted directly to LaSalle and no other Bank shall be entitled to any portion thereof, and (ii) all payments received by the Agent or any Bank on and after the occurrence of an Event of Default shall constitute payment on the Obligations, with each Bank entitled to their respective Default Percentage thereof. Each Bank's interest under the Loan Documents shall be payable solely from payments, collections and proceeds actually received by the Agent under the Loan Documents; and the Agent's only liability to a Bank with respect to any such payments, collections and proceeds shall be to account for such Bank's Percentage (or Default Percentage, as the case may be) of such payments, collections and proceeds in accordance with this Agreement. If the Agent is required for any reason to refund any such payments, collections or proceeds, each Bank will refund to the Agent, upon demand, its Percentage (or Default Percentage, as the case may be) of such payments, collections or proceeds, together with its Percentage (or Default Percentage, as the case may be) of interest or penalties, if any, payable by the Agent in connection with such refund. If any Bank has wrongfully refused to fund its Percentage of any Borrowing, or if the outstanding principal balance of the Advances made by any Bank under a Facility is for any other reason less than its respective Percentage of the aggregate principal balance of all Advances under that Facility, the Agent may remit payments received by it to the other Banks until such payments have reduced the aggregate amounts owed by the Borrower to the extent that the aggregate amount of the Advances owing to such Bank hereunder are equal to its Percentage of the aggregate amounts of the Advances owing under the applicable Facility to all of the Banks hereunder. The foregoing provision is intended only to set forth certain rules for the application of payments, proceeds and collections in the event that a Bank has breached its obligations hereunder and shall not be deemed to excuse any Bank from such obligations.

               Section 8.3. Exculpation. The Agent shall not be liable for any action taken or omitted to be taken by the Agent in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, the advice of independent public accountants with respect to accounting matters and advice of other experts as to any other matters and upon any Loan Document and any schedule, certificate, statement, report, notice or other writing which it reasonably believes to be genuine or to have been presented by a proper Person. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible or in any way liable for (a) any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Loan Document, or any other instrument or document delivered hereunder or in connection herewith, (b) the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any Collateral or (c) any action taken or omitted by it. The designation of LaSalle Bank as administrative agent hereunder shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, LaSalle Bank in its individual capacity as a Bank hereunder.

               Section 8.4. Use of the Term "Agent". The term "Agent" is used herein in reference to the Agent merely as a matter of custom. It is intended to reflect only an

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administrative relationship between the Agent and the Banks as an independent contracting party. However, the obligations of the Agent shall be limited to those expressly set forth herein and in no event shall the use of such term create or imply any fiduciary relationship or any other obligation arising under the general law of agency.

               Section 8.5. Reimbursement for Costs and Expenses. All payments, collections and proceeds received or effected by the Agent may be applied first to pay or reimburse the Agent for all reasonable costs and expenses at any time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including but not limited to all reasonable attorney's fees (including allocated costs of in-house counsel), foreclosure expenses and advances made to protect the security of any Collateral, but excluding any costs, expenses, damages or liabilities arising from the gross negligence or willful misconduct of the Agent. If the Agent does not receive payments, collections or proceeds sufficient to cover any such costs and expenses within five (5) days after their incurrence or imposition, each Bank shall, upon demand, remit to the Agent such Bank's Default Percentage of the difference between (i) such costs and expenses and (ii) such payments, collections and proceeds, together with interest on such amount for each day following the thirtieth day after demand therefor until so remitted at a rate equal to the Federal Funds Rate for each such day.

               Section 8.6. Payments Received Directly by Banks. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of any Facility or on account of any fees under this Agreement (other than through distributions made in accordance with Section 8.2 hereof) in excess of such Bank's applicable Percentage with respect to such Facility (or such Bank's Default Percentage, if applicable), such Bank shall promptly give notice of such fact to the Agent and shall promptly remit to the Agent such amount as shall be necessary to cause the remitting Bank to share such excess payment or other recovery ratably with each of the Banks in accordance with their respective Percentages, (or Default Percentages, as the case may be) together with interest for each day on such amount until so remitted at a rate equal to the Federal Funds Rate for each such day; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such remitting Bank or holder, the remittance shall be restored to the extent of such recovery.

               Section 8.7. Indemnification. Each Bank severally (but not jointly) hereby agrees to indemnify and hold harmless the Agent, as well as the Agent's employees, officers and directors, ratably according to their respective Default Percentages from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgment, demands, damages, costs, disbursements, or expenses (including attorneys' fees and expenses) (including allocated costs of in-house counsel)) of any kind or nature whatsoever, which are imposed on, incurred by, or asserted against the Agent's employees, officers or directors in any way relating to or arising out of the Loan Documents, or as a result of any action taken or omitted to be taken by the Agent; provided, however, that no Bank shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs disbursements, or expenses resulting

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from the gross negligence or willful misconduct of the Agent. Notwithstanding any other provision of the Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

               Section 8.8. Agent and Affiliates. LaSalle Bank shall have the same rights and powers in its capacity as Bank hereunder as any other Bank, and may exercise or refrain from exercising the same as though it were not the Agent hereunder and LaSalle Bank and its affiliates may accept deposits from and generally engage in any kind of business with any Credit Party or any Affiliate of any Credit Party as fully as if LaSalle Bank were not the Agent hereunder.

               Section 8.9. Credit Investigation. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had its Commitments been granted and its Advances made directly by such Bank to the Borrower without the intervention of the Agent or any other Bank. Each Bank agrees and acknowledges that neither the Agent nor any other Bank makes any representations or warranties about the creditworthiness of any Credit Party or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Loan Document, any Collateral or any other instrument or document delivered hereunder or in connection herewith.

               Section 8.10. Defaults. The Agent shall have no duty to inquire into any performance or failure to perform by the Borrower and shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than under Sections 7.1(a) or 7.1(b)) hereof unless the Agent has received notice from a Bank or the Borrower specifying the occurrence of such Default or Event of Default. In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. In the event of any Default, the Agent shall (subject to Section 8.7 hereof) (a) in the case of a Default that constitutes an Event of Default, not take any the actions referred to in Section 7.2(b) hereof unless so directed by the Required Banks, and (b) in the case of any Default, take such actions with respect to such Default as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take any action, or refrain from taking any action, with respect to such Default of Event of Default as it shall deem advisable in the best interest of the Banks.

               Section 8.11. Obligations Several. The obligations of each Bank hereunder are the several obligations of such Bank, and neither any Bank nor the Agent shall be responsible for the obligations of any other Bank hereunder, nor will the failure by the Agent or any Bank to perform any of its obligations hereunder relieve the Agent or any other Bank from the performance of its respective obligations hereunder. Nothing contained in this Agreement, and no action taken by any Bank or the Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents shall be deemed to

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constitute the Banks, together or with or without the Agent, as a partnership, association, joint venture, or other entity.

               Section 8.12. Sale or Assignment; Addition of Banks. Except as permitted under the terms and conditions of this Section 8.12 or, with respect to participations, under Section 8.13, no Bank may sell, assign or transfer its rights or obligations under this Agreement or its interest in any Note. Any Bank, with the prior written consent of the Agent and, so long as no Event of Default shall then have occurred and be continuing, the Borrower (which consent neither the Agent nor the Borrower will unreasonably withhold), may assign all or a portion (provided such portion is not less than $5,000,000) of such Bank's Notes, Advances, and Commitments to a domestic or foreign bank (having a branch office in the United States), an insurance company or other financial institution (an "Applicant") on any date (the "Adjustment Date") selected by such Bank. Upon receipt of such approval and to confirm the status of each additional Bank as a party to this Agreement and to evidence the assignment in accordance herewith:

               (a) the Agent, the Borrower, the assigning Bank and such Applicant shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Certificate in substantially the form of Exhibit K (an "Assignment Certificate");

               (b) the Borrower will execute and deliver to the Agent, for delivery by the Agent in accordance with the terms of the Assignment Certificate, (i) new Notes payable to the order of the Applicant in amounts corresponding to the applicable Commitments acquired by such Applicant and (ii) new Notes payable to the order of the assigning Bank in amounts corresponding to the retained Commitments. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the Notes to be replaced by such new Notes, shall be dated the effective date of such assignment and shall otherwise be in the form of the Notes to be replaced thereby. Such new Notes shall be issued in substitution for, but not in satisfaction or payment of, the Notes being replaced thereby and such new Notes shall be treated as Notes for purposes of this Agreement; and

               (c) the assigning Bank shall pay to the Agent an administrative fee of $3,500.

Upon the execution and delivery of such Assignment Certificate and such new Notes, and effective as of the effective date thereof (i) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such additional Bank and the resulting adjustment of the Percentages arising therefrom, (ii) the assigning Bank shall be relieved of all obligations hereunder to the extent of the reduction of the assigning Bank's Percentages, and (iii) the Applicant shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other Loan Document or other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the

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Required Banks or all Banks. In order to facilitate the addition of additional
Banks hereto, the Borrower (with respect to itself and with respect to each other Credit Party) and the Banks shall cooperate fully with the Agent in connection therewith and shall provide all reasonable assistance requested by the Agent relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Credit Parties as the Agent may reasonably request, the execution of such documents as the Agent may reasonably request with respect thereto, and the participation by officers of the Borrower and the Banks in a meeting or teleconference call with any Applicant upon the request of the Agent.

               Section 8.13. Participation. In addition to the rights granted in
Section 8.12, each Bank may grant participations in all or a portion of its Notes, Advances and Commitments to any domestic or foreign commercial bank (having a branch office in the United States), insurance company, financial institution or an affiliate of such Bank. No holder of any such participation shall be entitled to require any Bank to take or omit to take any action hereunder. The Banks shall not, as among the Borrower, the Agent and the Banks, be relieved of any of their respective obligations hereunder as a result of any such granting of a participation. The Borrower hereby acknowledges and agrees that any participant described in this Section 8.13 may rely upon, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Loan Document. Except as set forth in this Section 8.13, no Bank may grant any participation in the Notes, Advances or Commitments.

               Section 8.14. Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W8ECI or W8BEN, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W8ECI or W8BEN further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form W8ECI and one calendar year for Form W8BEN) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

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               Section 8.15. Borrower not a Beneficiary or Party. Except with respect to the limitation of liability applicable to the Banks under Section 8.11, and the Borrower's duties and obligations owing to the Agent and the Banks under Sections 8.12 and 8.13, the provisions and agreements in this Article VIII are solely among the Banks and the Agent and the Borrower shall not be considered a party thereto or a beneficiary thereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

               Section 9.1. No Waiver; Cumulative Remedies. No failure or delay on the part of the Agent or any Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

               Section 9.2. Amendments, Requested Waivers, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Required Banks and, if the rights or duties of the Agent, the Swingline Bank or Letter of Credit Bank are affected thereby, by the Agent, the Swingline Bank or the Letter of Credit Bank, as the case may be; provided, however, that no amendment, modification, termination, waiver or consent shall do any of the following unless the same shall be in writing and signed by the Agent and each Bank affected thereby (and, as to clauses (e), (f), (g) and (h) hereof, all Banks shall be deemed affected): (a) change the amount of any Commitment (except as permitted in accordance with Section 8.12), (b) increase any Commitment Amount, (c) reduce the amount of any principal of or interest due on any Advances, the Commitment Fees or any Letter of Credit Fees payable to a Bank hereunder, (d) postpone any date fixed for any payment of principal of or interest on any outstanding Advances or the Commitment Fees or Letter of Credit Fees payable to a Bank hereunder, (e) change the definition of "Required Banks," (f) amend this Section 9.2 or any other provision of this Agreement requiring the consent or other action of the Required Banks or any particular Bank, (g) release any Guaranty or (h) release, subordinate or terminate any security interest in or mortgage lien on any Collateral if the fair market value of all Collateral so affected during any calendar year exceeds $1,000,000 in the aggregate. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

               Section 9.3. Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and mailed or delivered to the applicable parties at their respective addresses set forth on the execution pages hereto, or as to each party, at such

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other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.3. All such notices, requests, demands and other communications, when delivered, shall be effective upon actual delivery and when mailed, shall be effective one Business Day after the date sent by nationally recognized overnight mail courier or delivery service, addressed as aforesaid, except that notices or requests to the Agent or any Bank pursuant to any of the provisions of Article II shall not be effective until received by the Agent or such Bank.

               Section 9.4. Costs and Expenses. The Borrower will reimburse the Agent for (a) any and all reasonable out-of-pocket costs and expenses, including without limitation attorneys' fees and expenses (including allocated costs of in-house counsel), lien and UCC searches, title and recording expenses and other similar expenses, environmental audit, appraisal and other underwriting related expenses, paid or incurred by the Agent in connection with the preparation, filing or recording of the Loan Documents, the syndication of loans under this Agreement and any other document or agreement related hereto or thereto, and the transactions contemplated hereby (which amount shall be paid on the Closing Date or as soon thereafter as demand is made therefor) and the negotiation of any amendments, modifications or extensions to or of any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions, (b) customary transaction fees of the Agent incurred in connection with the loans contemplated hereby, (c) reasonable fees in connection with any audits or inspections by the Agent of any Collateral or the operations or business of the Borrower or any other Credit Party, whether conducted at the Borrower's premises, any other Credit Party's premises or at the Agent's premises (subject to the limitations imposed in Section 2.13(c)), and (d) any and all other reasonable out-of-pocket costs and expenses incurred by the Agent in connection with any of the transactions contemplated hereby. In addition to the foregoing, the Borrower will reimburse the Agent and each Bank for any and all costs and expenses incurred by the Agent or any Bank in connection with the enforcement of any of the rights or remedies of the Agent or the Banks under any of the Loan Documents or under applicable law, whether or not suit is filed with respect thereto.

               Section 9.5. Indemnity. In addition to the payment of expenses pursuant to Section 9.4, the Borrower agrees to indemnify, defend and hold harmless the Agent, each Bank and each of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and Agent (the "Indemnitees"), from and against (i) any claim, loss or damage to which any Indemnitee may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any Hazardous Substance by any Credit Party or with respect to any property owned, leased or controlled by any Credit Party, (ii) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority (excluding income or gross receipts taxes) by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of any Advances and (iii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees

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

and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, the making of any Advances or entering into this Agreement or any other Loan Documents or the use or intended use of the proceeds of the Advances, excepting, however, from the foregoing any such liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulting from the willful misconduct or gross negligence of any Indemnitee. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrower under this Section 9.5 shall survive termination of this Agreement and the discharge of the Obligations.

               Section 9.6. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

               Section 9.7.  Governing Law; Jurisdiction; Waiver of Jury Trial.

               (a) Governing Law. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Minnesota (other than its conflicts of laws rules), except to the extent the law of any other jurisdiction applies as to the perfection or enforcement of the Banks' security interest in or lien on any Collateral and except to the extent expressly provided to the contrary in any Loan Document.

               (b) Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Minneapolis or St. Paul, Minnesota in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process to the Borrower at its addresses specified in Section 9.3 above. The Borrower agrees that a final judgment

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          in any such action or proceeding may be enforced in other
          jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.7(b) shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or their property in the courts of other jurisdictions.

               (c) WAIVER OF JURY TRIAL. THE BORROWER AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

               Section 9.8. Integration; Inconsistency. This Agreement, together with the Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. If any provision of a Loan Document is inconsistent with or conflicts with a comparable or similar provision appearing in this Agreement, the comparable or similar provision in this Agreement shall govern.

               Section 9.9. Agreement Effectiveness. This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

               Section 9.10. Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

               Section 9.11. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

               Section 9.12. Binding Effect; No Assignment by Borrower. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent and their respective successors and assigns; provided, except that the Borrower may not assign any or all of its rights or obligations hereunder or any of its interest herein without the prior written consent of all Banks.

               Section 9.13. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

               Section 9.14. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

               Section 9.15 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement or such other Loan Document, as the case may be, taken together, shall constitute but one and the same instrument.

                            [Signature Pages Follow]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Address:                                       LUIGINO'S, INC.

525 Lake Avenue South                          By /s/ Thomas W. Knuesel
Duluth, Minnesota 55802                          -------------------------------
Attn: Thomas W. Knuesel, Chief Financial         Name  Thomas W. Knuesel
Officer                                               --------------------------
Telecopy No. (218) 723-5434                      Title  Chief Financial Officer
                                                      --------------------------


                   [Signature Page 1 of 5 to Credit Agreement]

Address:                                  LASALLE BANK NATIONAL
50 South Sixth Street                     ASSOCIATION, as Bank, Letter of Credit
Suite 1400                                Bank, Swingline Bank and Agent
Minneapolis, Minnesota 55402
Attn: Division Manager                    By /s/ John D. Gatzlaff
     -------------------------              ----------------------------------
Telecopy No. (612) 752-9881                 Name  John D. Gatzlaff
                                                 -----------------------------
                                            Title Senior Vice President
                                                 -----------------------------


Revolving Commitment:                     $10,833,333.33
Revolving Percentage:                       33.333333333%
Swingline Commitment:                     $5,000,000
Swingline Percentage:                      100%
Term Commitment:                          $14,166,666.67
Term Percentage:                            33.333333333%


                   [Signature Page 2 of 5 to Credit Agreement]

Address:                                   U.S. BANK NATIONAL ASSOCIATION
BC-MN-H03P
800 Nicollet Mall
Minneapolis, Minnesota 55402-7020
Attn: Brent D. Krambeck, Commercial        By /s/ Brent D. Krambeck
           Banking Officer                   ---------------------------------
Telecopy No. 612-303-3788                     Name  Brent D. Krambeck
                                                   ---------------------------
                                              Title Commercial Banking Officer
                                                   ---------------------------


Revolving Commitment:                      $9,750,000
Revolving Percentage:                      30%
Term Commitment:                           $12,750,000
Term Percentage:                           30%


                   [Signature Page 3 of 5 to Credit Agreement]

Address:                                    NATIONAL CITY BANK OF
One North Franklin                          MICHIGAN/ILLINOIS
Suite 3600
Chicago, Illinois 60606
Attn: Steve Green                           By /s/ Stephen E. Green
     ---------------------                     ------------------------------
Telecopy No. (312)240-0301                    Name Stephen E. Green
                                                   --------------------------
                                              Title Vice President
                                                   --------------------------


Revolving Commitment:                       $6,500,000
Revolving Percentage:                       20%
Term Commitment:                            $8,500,000
Term Percentage:                            20%


                   [Signature Page 4 of 5 to Credit Agreement]

Address:                                     THE NORTHERN TRUST COMPANY
50 S. LaSalle Street
Chicago, Illinois 60675
Attn: J. Clark                               By /s/ Jeffrey B. Clark
     -----------------------                   --------------------------------
Telecopy No. 312-444-7172                      Name Jeffrey B. Clark
                                                    ---------------------------
                                               Title Vice President
                                                    ---------------------------


Revolving Commitment:                        $5,416,666.67
Revolving Percentage:                         16.666666667%
Term Commitment:                             $7,083,333.33
Term Percentage:                              16.666666667%


                   [Signature Page 5 of 5 to Credit Agreement]